EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of October 31, 2011, by and among Giga-tronics Incorporated, a corporation organized in the State of California (the “Company”), and the purchaser identified on the signature page hereto (including its successors and assigns, the “Purchaser”).

RECITALS

A.           The Company is offering and selling the securities contemplated by this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D (“Regulation D”) as promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act.

B.           The Company has filed or before Closing will file a Certificate of Determination of Series B Convertible Voting Perpetual Preferred Stock in substantially the form attached hereto as Exhibit A (the “Certificate of Determination”) with the Secretary of State of the State of California, designating the authorized number and the rights, preferences, privileges, and restrictions of a new series of preferred stock of the Company, designated as “Series B Convertible Voting Perpetual Preferred Stock” (the “Preferred Stock”).

C.           Purchaser wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, 9,997 shares of Preferred Stock (which shall be collectively referred to herein as the “Preferred Shares”) and a warrant substantially in the form attached hereto as Exhibit B (the “Warrant”) to purchase up to 848,684 shares of Common Stock (the “Warrant Shares”).

D.           Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering an Investor Rights Agreement, substantially in the form attached hereto as Exhibit C (the “Rights Agreement”), pursuant to which, among other things, the Company will agree to provide certain registration rights with respect to the Registrable Securities (as defined in the Rights Agreement) under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws and to provide certain additional rights.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

ARTICLE 1:
DEFINITIONS

1.1           Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act; provided, however, that notwithstanding the foregoing, as used herein, no Purchaser shall be deemed an Affiliate of the Company or any Subsidiary, and none of the Company and its Subsidiaries shall be deemed an Affiliate of any Purchaser.

“Agreement” has the meaning set forth in the Preamble.

 “Articles of Incorporation” means the Articles of Incorporation of the Company and all amendments and certificates of determination thereto, including the Certificate of Determination, as the same may be amended from time to time.

“Audit Committee” has the meaning set forth in Section 3.1(v).

“Board” has the meaning set forth in Section 3.1(v).

“Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in the State of California or City of New York are authorized or required by law to remain closed.

“California Courts” means the courts of the State of California and the United States District Courts located in the State of California.

“Certificate of Determination” has the meaning set forth in the Recitals.

“Closing” means the closing of the purchase and sale of the Preferred Shares and the Warrant pursuant to this Agreement.

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all of the conditions set forth in Sections 2.1, 2.2, 5.1 and 5.2 hereof are satisfied, or such other date as the parties may agree.

“Code” means the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder.

“Commission” has the meaning set forth in the Recitals.

“Common Stock” means the Company’s common stock, no par value, and also includes any securities into which the Common Stock may hereafter be reclassified or changed.

“Common Stock Approval” has the meaning set forth in Section 4.5.

“Company” has the meaning set forth in the Preamble.

“Company Counsel” means Bingham McCutchen LLP.

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Company’s Knowledge” means, with respect to any statement made to the knowledge of the Company, that the statement is based upon the actual knowledge of the executive officers of the Company having responsibility for the matter or matters that are the subject of the statement after reasonable investigation.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Conversion Shares” means the shares of Common Stock into which the Preferred Shares are convertible from time to time.

“Environmental Laws” has the meaning set forth in Section 3.1(k).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder.

“ERISA Affiliate”, as applied to the Company, means any Person under common control with the Company, who, together with the Company, is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“ERISA Entity” has the meaning set forth in Section 3.2(j).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“GAAP” means U.S. generally accepted accounting principles, as applied by the Company.

“Intellectual Property Rights” has the meaning set forth in Section 3.1(s).

“Internal Controls” has the meaning set forth in Section 3.1(v).

“Lien” means any lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right or other restrictions of any kind.

“Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of this Agreement, the Warrant or the Rights Agreement, (ii) a material and adverse effect on the results of operations, assets, properties, business, condition (financial or otherwise) or prospects of the Company and the Subsidiaries, taken as a whole, or (iii) any adverse impairment to the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement, the Warrant or the Rights Agreement; provided, that in determining whether a Material Adverse Effect has occurred, there shall be excluded any effect to the extent resulting from the following: (A) changes, after the date hereof, in U.S. GAAP, (B) changes, after the date hereof, in applicable laws, rules and regulations or interpretations thereof by any court, administrative agency or other governmental authority, whether federal, state, local or foreign, or any applicable industry self-regulatory organization, (C) actions or omissions of the Company expressly required by the terms of this Agreement or taken with the prior written consent of an affected Purchaser, (D) changes, after the date hereof, in general economic, monetary or financial conditions, (E) changes in the market price or trading volumes of the Common Stock (but not the underlying causes of such changes), (F) changes in global or national political conditions, including the outbreak or escalation of war or acts of terrorism and (G) the public disclosure of this Agreement or the transactions contemplated hereby; except, with respect to clauses (A), (B), (D) and (F), to the extent that the effects of such changes have a disproportionate effect on the Company and the Subsidiaries, taken as a whole, relative to other similarly corporations generally.

“Material Contract” means any contract, agreement, plan or instrument of the Company or any Subsidiary which is required to be filed as an exhibit to the SEC Reports pursuant to Item 601 of Regulation S-K.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Company or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) years.

“Outside Date” means November 21, 2011.

“Pension Plan” means any employee pension benefit plan within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA and which (i) is maintained for employees of the Company or any of its ERISA Affiliates or (ii) has at any time during the last six (6) years been maintained for the employees of the Company or any current or former ERISA Affiliate.

“Permits” has the meaning set forth in Section 3.1(t).

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, incorporated or unincorporated association, joint stock company, joint venture, sole proprietorship, government (or an agency or subdivision thereof), governmental authority or other entity of any kind.

“Preferred Shares” has the meaning set forth in the Recitals.

“Preferred Stock” has the meaning set forth in the Recitals.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement and the Closing Date, shall be the NASDAQ Capital Market.

“Purchase Price” means $220.00 per Preferred Share.

“Purchaser” has the meaning set forth in the Preamble.

“Purchaser Deliverables” has the meaning set forth in Section 2.2(b).

“Rights Agreement” has the meaning set forth in the Recitals.

“Registration Statement” means a registration statement meeting the requirements set forth in the Rights Agreement and covering the resale by the Purchaser of the Registrable Securities (as defined in the Rights Agreement).

“Regulation D” has the meaning set forth in the Recitals.

“Required Approvals” has the meaning set forth in Section 3.1(d).

“Rights Agreement” has the meaning set forth in the Recitals.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning set forth in Section 3.1(g).

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Shareholder Proposal” has the meaning set forth in Section 4.5.

“Special Meeting” has the meaning set forth in Section 4.5.

 “Subscription Amount” means $2,199,340.00.

“Subsidiary” means any entity in which the Company, directly or indirectly, owns sufficient capital stock or holds a sufficient equity or similar interest such that it is consolidated with the Company in the financial statements of the Company.

“Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported in the “pink sheets” by Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, the Warrant, the Rights Agreement, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means American Stock Transfer & Trust Co., or any successor transfer agent for the Company.

 “Warrant” has the meaning set forth in the Recitals.

“Warrant Shares” has the meaning set forth in the Recitals.

ARTICLE 2:
PURCHASE AND SALE

2.1           Closing.

(a)           Purchase of Preferred Shares.  Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to Purchaser, and Purchaser shall purchase from the Company, 9,997 Preferred Shares at a per Preferred Share price equal to the Purchase Price.

(b)           Closing.  The parties shall use their best efforts to satisfy all conditions to Closing and to complete the Closing as soon as practicable.  The Closing of the purchase and sale of the Preferred Shares shall take place at the San Francisco office of Bingham McCutchen LLP, on the Closing Date or at such other locations or remotely by facsimile transmission or other electronic means as the parties may mutually agree.

(c)           Form of Payment.  Unless otherwise agreed to by the Company and Purchaser, on the Closing Date, (1) the Company shall cause the Transfer Agent to issue the 9,997 Preferred Shares (or to deliver to Purchaser one or more stock certificates, evidencing such shares in accordance with Section 2.2(a)(ii) hereof) and (2) Purchaser shall wire the Subscription Amount, in United States dollars and in immediately available funds, in accordance with the Company’s written wire transfer instructions.

2.2           Closing Deliveries.

(a)           On or prior to the Closing, the Company shall issue, deliver or cause to be delivered to Purchaser the following (the “Company Deliverables”):

(i)           this Agreement, duly executed by the Company;

(ii)           as the Company and Purchaser agree, the Company shall cause the Transfer Agent to issue, in book-entry form 9,997 Preferred Shares (or, if the Company and Purchaser shall have agreed, as indicated on Purchaser’s signature page hereto, that Purchaser will receive stock certificates for its Preferred Shares, then the Company shall instead instruct the Transfer Agent to issue such specified stock certificates registered in the name of Purchaser or as otherwise set forth on Purchaser’s Stock Certificate Questionnaire and to deliver such stock certificates in accordance with Purchaser’s instructions set forth on Purchaser’s Stock Certificate Questionnaire);

(iii)           the Rights Agreement, duly executed by the Company (which shall be delivered on the date hereof);

(iv)           the Warrant, duly executed by the Company, in the form attached hereto as Exhibit B;

(v)           a certificate of the Secretary of the Company, in the form attached hereto as Exhibit E, dated as of the Closing Date, (a) certifying the resolutions adopted by the Board of Directors of the Company or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the other Transaction Documents, including the issuance of the Preferred Shares and the Warrant, the reservation of the Conversion Shares and the Warrant Shares, and the recommendation and submission to a vote of the shareholders of the Company at the Special Meeting, the Shareholder Proposal, (b) certifying the current versions of the Articles of Incorporation and Bylaws, as amended and restated, of the Company and (c) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company;

(vi)           a certificate of the Chief Executive Officer or Chief Financial Officer of the Company, in the form attached hereto as Exhibit F, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1(a) and (b);

(vii)           an opinion of counsel to the Company in the form attached hereto as Exhibit G

(viii)           voting agreements, in the form attached hereto as Exhibit H, duly executed by each of the directors and executive officers of the Company, pursuant to which each such director and officer agrees to be present, in person or by proxy, at the shareholder meetings, and to vote each of the shares Common Stock over which he or she has voting power for the approval of the Shareholder Proposal and those other matters to be submitted to the shareholders of the Company pursuant to the Transaction Documents; and

(ix)           a true, correct and complete copy of the Certificate of Determination, as filed with and certified by the Secretary of State of the State of California.

(b)           Purchaser shall deliver or cause to be delivered to the Company the following (the “Purchaser Deliverables”):

(i)           On or prior to the date hereof:

a)           this Agreement, duly executed by Purchaser;

b)           the Rights Agreement, duly executed by Purchaser; and

c)           a fully completed and duly executed Accredited Investor Questionnaire, reasonably satisfactory to the Company, and the Stock Certificate Questionnaire in the forms attached hereto as Exhibits D-1 and D-2 , respectively; and

(ii)           On or prior to the Closing Date:

a)           the Subscription Amount, in United States dollars and in immediately available funds, by wire transfer in accordance with the Company’s written instructions.

ARTICLE 3:
REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Company. The Company hereby represents and warrants as of the date hereof and the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date), to Purchaser that:

(a)           Organization and Qualification. The Company and each Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own or lease and use its properties and assets and to carry on its business as disclosed in the SEC Reports and as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its articles or certificate of incorporation, bylaws or other organizational documents. The Company and each of its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)           Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The Company’s execution and delivery of each of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate action is required by the Company, its Board of Directors or its shareholders in connection therewith other than the Common Stock Approval which is to be obtained post-Closing. Each of the Transaction Documents has been (or upon delivery will have been) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c)           No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents and the consummation by the Company of the transactions contemplated hereby or thereby do not and will not (i)  violate any provisions of the Company’s or any Subsidiary’s articles or certificate of incorporation or bylaws, (ii) constitute a default (or an event that with notice or lapse of time or both would result in a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract, or (iii) subject to the Required Approvals, result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any Subsidiary is subject, or by which any property or asset of the Company or any Subsidiary is bound or affected, except in the case of clauses (ii) and (iii) such as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d)           Filings, Consents and Approvals. Neither the Company nor any of its Subsidiaries is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Rights Agreement, (ii) filings required by applicable state securities laws, (iii) the filing of a Notice of Exempt Offering of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filing of a Notification: Change in the Number of Shares Outstanding. with the Principal Trading Market in the time and manner required thereby, (v) the filings and Common Stock Approval required in accordance with Section 4.5 of this Agreement and (vi) those that have been made or obtained prior to the date of this Agreement, including the filing of a Notification: Listing of Additional Shares with the Principal Trading Market in the time and manner required thereby (collectively, the “Required Approvals”).

(e)           Issuance of the Securities. The issuance of the Preferred Shares, the Warrant, the Conversion Shares and the Warrant Shares has been duly authorized and the Preferred Shares, the Conversion Shares and the Warrant Shares, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid and non-assessable and free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws.  The issuance of the Preferred Shares, the Warrant, the Conversion Shares and the Warrant Shares is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.  Assuming the accuracy of the representations and warranties of the Purchaser in this Agreement, the Preferred Shares, the Warrant, the Conversion Shares and the Warrant Shares will be issued in compliance with all applicable federal and state securities laws.

(f)           Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) has been set forth in the SEC Reports and has changed since the date of such SEC Reports only due to (i) the filing of the Certificate of Determination, and (ii) stock grants or other equity awards under the plans described in the SEC Reports or exercises of stock options and warrants described in the SEC Reports which do not, individually or in the aggregate, have a material effect on the issued and outstanding capital stock, options and other securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance in all material respects with all applicable federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase any capital stock of the Company.  There are no authorized or outstanding shares of capital stock, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of the Subsidiaries other than those accurately described in the SEC Reports.  The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the SEC Reports accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights.

(g)           SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since January 1, 2009 (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension (except for the Company’s amendment to its annual report on Form 10-K for the fiscal year ended March 26, 2011, to file information required by Part III of Form 10-K). As of their respective filing dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(h)           Financial Statements. The financial statements of the Company and its Subsidiaries included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared from the books and records of the Company in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except as may be permitted by the Commission on Form 10-Q, and fairly present in all material respects the financial condition of the Company and its consolidated Subsidiaries taken as a whole as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments, which would not be material, either individually or in the aggregate.

(i)           Tax Matters. The Company and each of its Subsidiaries has (i) filed all foreign, U.S. federal, state and local tax returns, information returns and similar reports that are required to be filed, and all such tax returns are true, correct and complete in all material respects, and (ii) paid all taxes required to be paid by it and any other material assessment, fine or penalty levied against it other than taxes (x) currently payable without penalty or interest, or (y) being contested in good faith by appropriate proceedings.

(j)           Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in subsequently filed SEC Reports, (i) there have been no events, occurrences or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (ii)  the Company has not altered its method of accounting or the manner in which it keeps its accounting books and records, and (iii) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock except in connection with net or cashless exercise of stock options.

(k)           Environmental Matters. Except as disclosed in the SEC Reports, to the Company’s Knowledge, neither the Company nor any of its Subsidiaries (i) is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iii) is subject to any claim relating to any Environmental Laws; in each case, which violation, contamination, liability or claim has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(l)           Litigation. There is no action pending, or to the Company’s Knowledge threatened, which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the issuance of the Preferred Shares, the Warrant, the Conversion Shares or the Warrant Shares, or (ii) if determined adversely to the Company and its Subsidiaries, individually or in the aggregate, has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(m)           Employment Matters. No material labor dispute exists or, to the Company’s Knowledge, is threatened with respect to any of the employees of the Company which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(n)           Insurance. The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes to be prudent and customary in the businesses and locations in which the Company and the Subsidiaries are engaged.

(o)           Certain Fees. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or Purchaser for any broker commissions, placement agent fees, financial advisory fees, structuring fees or other similar compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

(p)           Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2 of this Agreement and the accuracy of the information disclosed in the Accredited Investor Questionnaires, no registration under the Securities Act is required for the offer and sale of the Preferred Shares, the Warrant, the Conversion Shares or the Warrant Shares by the Company to the Purchaser under the Transaction Documents.

(q)           Subsidiaries. The Company owns or controls, directly or indirectly, only the Subsidiaries identified in the SEC Reports; all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each Subsidiary is owned by the Company, directly or indirectly, through one or more wholly-owned Subsidiaries, free and clear of any Liens.

(r)           Title to Property.  Except as disclosed in the SEC Reports, the Company and the Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, and hold any leased real or personal property under valid and enforceable leases, in each case which are material to the business of the Company and the Subsidiaries taken as a whole and free from any Liens that would reasonably be expected to result in a Material Adverse Effect.

(s)           Intellectual Property.  The Company and the Subsidiaries own, or possess the right to use all trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) described in the SEC Reports as being owned or licensed by them for the conduct of their respective businesses, and the Company is not aware of any claim to the contrary or any challenge by any other Person to the rights of the Company and the Subsidiaries with respect to the foregoing. Except as described in the SEC Reports, (i) to the Company’s Knowledge, the Company’s business as now conducted and as proposed to be conducted does not and will not infringe or conflict with any Intellectual Property Rights or franchise right of any Person and (ii) no claim has been made against the Company alleging the infringement by the Company or any of its licensees or other third parties of any Intellectual Property Rights or franchise right of any Person, except for such as would not have a Material Adverse Effect.  Each employee of and consultant to the Company and its Subsidiaries has entered into a confidentiality and invention assignment agreement in favor of the Company or its applicable Subsidiary as a condition of the employment or retention of services of such employee or consultant, except where failure to enter into such an agreement would not have a Material Adverse Effect. Except for matters relating to third parties expressly identified and named in the SEC Reports: (A) to the Company’s Knowledge, there are no rights of third parties to any Intellectual Property Rights owned by or licensed to the Company or any of the Subsidiaries that conflict with the rights of the Company or the Subsidiaries related to such Intellectual Property Rights, except for any such rights that would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (B) to the Company’s Knowledge, there is no infringement by third parties of any Intellectual Property Rights owned by or licensed to the Company or the Subsidiaries that would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (C) other than in connection with assertions or inquiries made by patent office examiners in the ordinary course of the prosecution of the patent applications of the Company or the Subsidiaries, there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or other claim by others challenging the rights of the Company or any of the Subsidiaries in or to, or alleging the violation of any of the terms of, or challenging the validity, enforceability or scope of, any Intellectual Property Rights owned by or licensed to the Company or the Subsidiaries, except for any such claims that would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, to the Company’s Knowledge, there are no facts that would form a reasonable basis for any such claim; (D) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or other claim by others that the Company or any of the Subsidiaries, or any of their respective licensees, infringes or otherwise violates, or would infringe or otherwise violate upon commercialization of its products and product candidates described in the SEC Reports, any patent, trademark, copyright, trade secret or other proprietary rights of others, and to the Company’s Knowledge, there are no facts that would form a reasonable basis for any such claim by others that the Company or any of the Subsidiaries, or any of their respective licensees, infringes or otherwise violates, or would infringe or otherwise violate upon commercialization of its products and product candidates described in the SEC Reports, any Intellectual Property Rights of others, except, in each case in this clause (D), for any such claims that would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (E) to the Company’s Knowledge, there is no patent or patent application that contains claims that conflict with any Intellectual Property Rights described in the SEC Reports as being owned by or licensed to the Company or any of the Subsidiaries or that is necessary for the conduct of their respective businesses as currently or contemplated to be conducted, except for such as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (F) to the Company’s Knowledge, none of the Intellectual Property Rights used by the Company or the Subsidiaries in their businesses has been obtained or is being used by the Company or the Subsidiaries in violation of any contractual obligation binding on the Company, any of the Subsidiaries in violation of the rights of any Persons, except for such as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(t)           Possession of Licenses and Permits.  The Company and the Subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Permits”) necessary or material to the conduct of the business now conducted or proposed in the SEC Reports to be conducted by them, except where failure to possess or to be in compliance, individually or in the aggregate, would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and have not received any notice of proceedings relating to the revocation or modification of any Permit that, if determined adversely to the Company or any of the Subsidiaries, would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(u)           Contributions.  Neither the Company nor any of the Subsidiaries nor, to the Company’s Knowledge, any employee or agent of the Company or any Subsidiary, has (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended or (iv) made any other unlawful payment.

(v)           Internal Controls.  The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting and legal and regulatory compliance controls (collectively, “Internal Controls”) that are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Internal Controls are overseen by the audit committee (the “Audit Committee”) of the Company’s board of directors (the “Board”) in accordance with the Exchange Act rules.  The Company has not publicly disclosed or reported to the Audit Committee or the Board, and does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls, any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(w)           Investment Company Act.  The Company is not and, after giving effect to the offering and sale of the Preferred Shares and the Warrant Shares and the application of the proceeds thereof, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

3.2           Representations and Warranties of the Purchaser. Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)           Organization; Authority. Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or other power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary limited liability company action on the part of Purchaser. Each of this Agreement and the Rights Agreement has been duly executed by Purchaser, and when delivered by Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)           No Conflicts. The execution, delivery and performance by Purchaser of this Agreement and the Rights Agreement and the consummation by Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Purchaser to perform its obligations hereunder.

(c)           Investment Intent. Purchaser understands that the Preferred Shares, the Warrant, the Conversion Shares and the Warrant Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Preferred Shares, the Warrant, the Conversion Shares and the Warrant Shares as principal for its own account and not with a view to, or for distributing or reselling such Preferred Shares, Warrant, Conversion Shares or Warrant Shares, or any part thereof in violation of the Securities Act or any applicable state securities laws; provided, that, by making the representations herein, other than as set forth herein, Purchaser does not agree to hold any of the Preferred Shares, the Warrant, the Conversion Shares or the Warrant Shares for any minimum period of time and reserves the right at all times to sell or otherwise dispose of all or any part of such Preferred Shares, Warrant, Conversion Shares and Warrant Shares pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Purchaser is acquiring the Preferred Shares, the Warrant, the Conversion Shares and the Warrant Shares hereunder in the ordinary course of its business. Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Preferred Shares, the Warrant, the Conversion Shares or the Warrant Shares (or any securities which are derivatives thereof) to or through any Person.

(d)           Purchaser Status. At the time Purchaser was offered the Preferred Shares, the Warrant, the Conversion Shares and the Warrant Shares it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.  Purchaser has provided the information in the Accredited Investor Questionnaire attached hereto as Exhibit D-1 or such other form reasonably acceptable to the Company.

(e)           General Solicitation.  Purchaser: (i) became aware of the offering of the Preferred Shares, the Warrant, the Conversion Shares and the Warrant Shares, and the Preferred Shares, the Warrant, the Conversion Shares and the Warrant Shares were offered to Purchaser, solely by direct contact between Purchaser and the Company, and not by any other means, including any form of “general solicitation” or “general advertising” (as such terms are used in Regulation D promulgated under the Securities Act and interpreted by the Commission); (ii) has entered into no agreements with shareholders of the Company or other subscribers for the purpose of controlling the Company or any of its subsidiaries (except the Rights Agreement); and (iii) has entered into no agreements with shareholders of the Company or other subscribers regarding voting or transferring Purchaser’s interest in the Company (except the Rights Agreement).

(f)           Experience of Purchaser. Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Preferred Shares, the Warrant, the Conversion Shares and the Warrant Shares, and has so evaluated the merits and risks of such investment. Purchaser is able to bear the economic risk of an investment in the Preferred Shares, the Warrant, the Conversion Shares and the Warrant Shares and, at the present time, is able to afford a complete loss of such investment.

(g)           Access to Information. Purchaser acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Preferred Shares, the Warrant, the Conversion Shares and the Warrant Shares and the merits and risks of investing in the Preferred Shares, the Warrant, the Conversion Shares and the Warrant Shares and any such questions have been answered to Purchaser’s reasonable satisfaction; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and any such additional information has been provided to Purchaser’s reasonable satisfaction; and (iv) the opportunity to ask questions of management and any such questions have been answered to Purchaser’s reasonable satisfaction. Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Preferred Shares, the Warrant, the Conversion Shares and the Warrant Shares.

(h)           Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or any Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser.

(i)           Independent Investment Decision. Purchaser has independently evaluated the merits of its decision to purchase Preferred Shares, the Warrant, the Conversion Shares and the Warrant Shares pursuant to the Transaction Documents, and Purchaser confirms that it has not relied on the advice of any other Purchaser’s business and/or legal counsel in making such decision. Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Preferred Shares, the Warrant, the Conversion Shares and the Warrant Shares constitutes legal, regulatory, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Preferred Shares, the Warrant, the Conversion Shares and the Warrant Shares.

(j)           ERISA.  (i) Purchaser is not, and is not acting on behalf of, an ERISA Entity (as defined below)

(ii) For the purpose of this paragraph, the term “ERISA Entity” will mean (A) an “employee benefit plan” within the meaning of Section 3(3) of ERISA subject to Title I of ERISA, (B) a “plan” within the meaning of Section 4975(e)(1) of the Code and (C) any person whose assets are deemed to be “plan assets” within the meaning of ERISA Section 3(42) and 29 C.F.R. § 2510.3-101 or otherwise under ERISA.

(k)           Reliance on Exemptions. Purchaser understands that the Preferred Shares, the Warrant, the Conversion Shares and the Warrant Shares being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Preferred Shares, the Warrant, the Conversion Shares and the Warrant Shares.

(l)           No Governmental Review. Purchaser understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Preferred Shares or the fairness or suitability of the investment in the Preferred Shares nor have such authorities passed upon or endorsed the merits of the offering of the Preferred Shares.

(m)           Residency. Purchaser’s office in which its investment decision with respect to the Preferred Shares was made is located at the address immediately below Purchaser’s name on its signature page hereto.

The Company and the Purchaser acknowledge and agree that no party to this Agreement has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article 3 and the Transaction Documents.

ARTICLE 4:
OTHER AGREEMENTS OF THE PARTIES

4.1           Transfer Restrictions.

(a)           Compliance with Laws. Notwithstanding any other provision of this Article 4, Purchaser covenants that the Preferred Shares and Conversion Shares may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state, federal or foreign securities laws.  In connection with any transfer of the Preferred Shares and Conversion Shares other than (i) pursuant to an effective registration statement, (ii) to the Company, (iii) to an Affiliate of Purchaser, or (iv) pursuant to Rule 144 (provided, that the transferor provides the Company with reasonable assurances (in the form of seller and broker representation letters) that such securities may be sold pursuant to such rule), the Company may require the transferor thereof to provide to the Company and the Transfer Agent, at the transferor’s expense, an opinion of counsel selected by the transferor and reasonably acceptable to the Company and the Transfer Agent, the form and substance of which opinion shall be reasonably satisfactory to the Company and the Transfer Agent, to the effect that such transfer does not require registration of such transferred securities under the Securities Act.  As a condition of transfer (other than pursuant to clauses (i), (ii), (iii) or (iv) of the preceding sentence), any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of “Purchaser” under this Agreement and the Rights Agreement with respect to such transferred securities.

(b)           Legends. Certificates evidencing the Preferred Shares and Conversion Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and, with respect to securities held in book-entry form, the Transfer Agent will record such a legend on the share register), until such time as they are not required under Section 4.1(c) or applicable law:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT (PROVIDED THAT THE TRANSFEROR PROVIDES THE COMPANY WITH REASONABLE ASSURANCES (IN THE FORM OF SELLER AND BROKER REPRESENTATION LETTERS) THAT THE SECURITIES MAY BE SOLD PURSUANT TO SUCH RULE).  NO REPRESENTATION IS MADE BY THE ISSUER AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THESE SECURITIES.

Certificates evidencing the Preferred Shares shall also bear the following  legend as long as the Rights Agreement is in effect:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF AN INVESTOR RIGHTS AGREEMENT.  THE INVESTOR RIGHTS AGREEMENT LIMITS THE VOTING RIGHTS OF THE HOLDER OF THESE SECURITIES IN CONNECTION WITH THE APPROVAL OF CERTAIN CORPORATE REORGANIZATIONS.  ANY TRANSFEREE OF THESE SECURITIES TAKES SUBJECT TO THE TERMS OF SUCH AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

(c)           Certificates evidencing the Preferred Shares and Conversion Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) following any sale of such securities pursuant to Rule 144, (ii) if such securities are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions or (iii) if such legend is otherwise not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC).  The Company makes no representation that the Preferred Shares will be eligible for sale under Rule 144 at any time.

4.2           Furnishing of Information. In order to enable the Purchaser to sell the Preferred Shares or Conversion Shares under Rule 144 of the Securities Act, the Company shall use its best efforts to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.

4.3           Form D and Blue Sky. The Company agrees to timely file a Form D with respect to the Preferred Shares as required under Regulation D.  The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Preferred Shares for sale to the Purchaser at the Closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification). The Company shall make all filings and reports relating to the offer and sale of the Preferred Shares required under applicable securities or “blue sky” laws of the states of the United States following the Closing Date.

4.4           Listing of Common Stock. The Company will use its reasonable best efforts to list, upon issuance in accordance with the terms of the Preferred Shares or Warrant, as applicable, the Conversion Shares and the Warrant Shares for quotation on the NASDAQ Capital Market, and maintain the listing of the Common Stock on the NASDAQ Capital Market.

4.5           Shareholders Meeting.  The Company shall call a special meeting of shareholders of the Company (the “Special Meeting”) to be held as soon after the Closing as the Company is able in good faith to prepare for and schedule such meeting and in any event within 90 days after Closing (subject to events beyond the Company’s control), at which the Company shall submit to a vote of the shareholders a proposal (the “Shareholder Proposal”) to approve the exercise of the Warrant for purposes of Listing Rule 5635 of The NASDAQ Stock Market LLC (such approval of the Shareholder Proposal, the “Common Stock Approval”).  The Board shall recommend to the Company’s shareholders that such shareholders vote in favor of the Shareholder Proposal.  In connection with such meeting, the Company shall prepare and file with the Commission a preliminary proxy statement than includes the Shareholder Proposal, shall use its reasonable best efforts to respond to any comments of the Commission or its staff and to cause a definitive proxy statement related to such Special Meeting to be mailed to the Company’s shareholders not less than 30 days before such Special Meeting, and shall use its reasonable best efforts to solicit proxies for the Common Stock Approval, which efforts shall include, if necessary or appropriate, the services of a third-party proxy solicitor.  The Company shall provide the Purchaser with reasonable opportunity to review and comment upon the preliminary and definitive proxy statement for the Special Meeting and any additional proxy materials prior to filing such statements and materials with the Commission.

ARTICLE 5:
CONDITIONS PRECEDENT TO CLOSING

5.1           Conditions Precedent to the Obligations of the Purchaser to Purchase Preferred Shares. The obligation of Purchaser to acquire Preferred Shares at the Closing is subject to the fulfillment to Purchaser’s satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Purchaser:

(a)           Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality, which shall be true and correct in all respects) as of the date hereof and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date.

(b)           Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(c)           No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d)           Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a).

(e)           No Suspensions of Trading in Common Stock; Listing. The Common Stock shall not have been suspended, as of the Closing Date, by NASDAQ from trading on NASDAQ nor shall suspension by NASDAQ have been threatened, as of the Closing Date, either (A) in writing or (B) by falling below the minimum listing maintenance requirements of NASDAQ.

(f)           Material Adverse Effect. No Material Adverse Effect shall have occurred since the date of this Agreement.

5.2           Conditions Precedent to the Obligations of the Company to Sell Preferred Shares. The Company’s obligation to sell and issue the Preferred Shares at the Closing is subject to the fulfillment, on or prior to the Closing Date, of the following conditions, any of which may be waived by the Company:

(a)           Representations and Warranties. The representations and warranties made by Purchaser in Section 3.2 hereof shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality, which shall be true and correct in all respects) as of the date hereof and as of the Closing Date as though made on and as of such date, except for representations and warranties that speak as of a specific date.

(b)           Performance. Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by Purchaser at or prior to the Closing Date.

(c)           No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d)           Purchaser Deliverables. Purchaser shall have delivered the Purchaser Deliverables in accordance with Section 2.2(b).

ARTICLE 6:
MISCELLANEOUS

6.1           Fees and Expenses.  The parties hereto shall be responsible for the payment of all expenses incurred by them in connection with the preparation and negotiation of the Transaction Documents and the consummation of the transactions contemplated hereby, except that upon and subject to the Closing the Company shall reimburse the Purchaser for reasonable legal and due diligence costs and mutually agreed consulting and administrative costs. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Preferred Shares to the Purchaser.

6.2           Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters.

6.3           Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 5:00 p.m., Pacific time, on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:00 p.m., Pacific time, on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Giga-tronics Incorporated 4650 Norris Canyon Road San Ramon, CA 94583 Attn: John Regazzi Email: jregazzi@gigatronics.com
With a copy to:	Bingham McCutchen LLP Three Embarcadero Center San Francisco, California 94111 Attention: Thomas G. Reddy Telephone: (415) 393-2188 Fax: (415) 393-2286 Email: thomas.reddy@bingham.com
If to Purchaser	To the address set forth under Purchaser’s name on the signature page hereof or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4           Amendments; Waivers; No Additional Consideration. No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by an officer or a duly authorized representative of such party.

6.5           Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.6           Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. Any Purchaser may assign its rights hereunder in whole or in part to any Person to whom Purchaser assigns or transfers any Preferred Shares in compliance with the Transaction Documents and applicable law; provided, that such transferee shall agree in writing to be bound, with respect to the transferred Preferred Shares, by the terms and conditions of this Agreement that apply to the “Purchaser”.

6.7           No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

6.8           Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed entirely within such State. Each party agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) may be commenced on a non-exclusive basis in the California Courts.

6.9           Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.10           Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.11           Termination.  This Agreement may be terminated and the sale and purchase of the Preferred Shares abandoned at any time prior to the Closing by either the Company or any Purchaser (with respect to itself only) upon written notice to the other, if the Closing has not been consummated on or prior to 5:00 p.m., Pacific time, on the Outside Date; provided, however, that the right to terminate this Agreement under this Section 6.11 shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time.  Nothing in this Section 6.11 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

GIGA-TRONICS INCORPORATED

By:	/s/ John R. Regazzi
Name: John R. Regazzi
Title: Chief Executive officer

PURCHASER:

Alara Capital AVI II, LLC, a Delaware limited liability company

By: /s/ Darren C. Wallis
Name: Darren C. Wallis
Title: Managing Member

Aggregate Purchase Price (Subscription Amount):
$2,199,340

Number of Preferred Shares to be Acquired:
9,997

Address for Notice:

1045 First Avenue
King of Prussia, PA  19046

Telephone No.:  (610) 233-1014
E-mail Address:  dwallis@alaracap.com

Attention: Darren C. Wallis, Managing Member

Delivery Instructions:
(if different than above)

c/o
Street:
City/State/Zip:
Attention:
Telephone No.:

[Signature Page to Securities Purchase Agreement]

EXHIBITS
A:	Certificate of Determination
B:	Form of Warrant
C:	Form of Rights Agreement
D-1:	Accredited Investor Questionnaire
D-2:	Stock Certificate Questionnaire
E:	Form of Secretary’s Certificate
F:	Form of Officer’s Certificate
G:	Form of Opinion of Company Counsel
H:	Form of Voting Agreement

EXHIBIT A

Certificate of Determination

CERTIFICATE OF DETERMINATION

OF

SERIES B CONVERTIBLE VOTING
PERPETUAL PREFERRED STOCK

OF

GIGA-TRONICS INCORPORATED,
a California corporation

Pursuant to Section 401 of the Corporations Code of the State of California, the undersigned, John Regazzi and Patrick Lawlor, DO HEREBY CERTIFY as follows:

A.
That they are the duly elected and acting President and Chief Executive Officer, and Chief Financial Officer and Vice President, respectively, of Giga-tronics Incorporated, a California corporation (the “Corporation”).

B.	The authorized number of shares of Preferred Stock is 1,000,000.

C.
Pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation (the “Board”) in accordance with the provisions of the Corporation’s Articles of Incorporation as amended and applicable law, the Board on September 14, 2011, duly adopted the following resolutions creating a series of 10,000 shares of Preferred Stock designated as the “Series B Convertible Voting Perpetual Preferred Stock”, and such resolutions have not been modified or rescinded and remain in full force and effect.  None of the shares of Series B Convertible Voting Perpetual Preferred Stock have been issued.

WHEREAS, the Articles of Incorporation as amended to date of the Corporation authorize a class of Preferred Stock comprising 1,000,000 shares issuable from time to time in one or more series; and

WHEREAS, the Board is authorized to determine the designation of each series and the authorized number of shares in each series, and to determine and alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of shares of Preferred Stock, including but not limited to the dividend rights, dividend rates, conversion rights, voting rights and the liquidation preferences; and

WHEREAS, it is the desire of the Board, pursuant to its authority as aforesaid, to fix the rights, preferences, privileges, and restrictions and other matters relating to the Series B Convertible Voting Perpetual Preferred Stock and the number of shares constituting such series;

NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority expressly granted to and vested in the Board in accordance with the provisions of the Corporation’s Articles of Incorporation, as amended, and applicable law, a series designated Series B Convertible Voting Perpetual Preferred Stock of the Corporation be and hereby is created;

FURTHER RESOLVED, that the Board has determined that the rights, preferences, privileges, and restrictions granted to or imposed upon the Series B Convertible Voting Perpetual Preferred Stock, as stated and expressed herein, are under the circumstances prevailing on the date hereof fair and equitable to all the existing shareholders of the Corporation; and

FURTHER RESOLVED, that the designation and authorizes number of shares of, and the rights, preferences, privileges, and restrictions granted to or imposed upon the Series B Convertible Voting Perpetual Preferred Stock are as follows:

RIGHTS AND PREFERENCES

Section 1. Designation. There is hereby created out of the authorized and unissued shares of Preferred Stock of the Corporation a series of Preferred Stock designated as the “Series B Convertible Voting Perpetual Preferred Stock”, hereinafter referred to as the “Series B Preferred Stock”. The number of shares constituting such series initially shall be 10,000.

Section 2. Ranking. The Series B Preferred Stock will, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank (i) on a parity with each class or series of equity securities of the Corporation the terms of which expressly provide that such class or series will rank on a parity with the Series B Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively referred to as “Parity Securities”), and (ii) senior to the Corporation’s class of common stock (the “Common Stock”), the Corporation’s Series A Junior Participating Preferred Stock and each other class or series of capital stock of the Corporation outstanding on or established after the Effective Date by the Corporation, the terms of which do not expressly provide that it ranks on a parity with or senior to the Series B Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively referred to as “Junior Securities”).

Section 3. Definitions. The following initially capitalized terms shall have the following meanings, whether used in the singular or the plural:

(a)           “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

(b)           “Applicable Conversion Price” means the Conversion Price in effect at a given time.

(c)           “Articles of Incorporation” means the Articles of Incorporation, as amended, of the Corporation.

(d)           “Business Day” means any day that is not Saturday or Sunday and that, in the City of New York and in the State of California, is not a day on which banking institutions generally are authorized or obligated by law or executive order to be closed.

(e)           “Certificate of Determination” means this Certificate of Determination of the Corporation.

(f)           “Closing Price” of the Common Stock (or other relevant capital stock or equity interest) on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of the Common Stock (or other relevant capital stock or equity interest) on the Nasdaq Capital Market on such date. If the Common Stock (or other relevant capital stock or equity interest) is not traded on the Nasdaq Capital Market on any date of determination, the Closing Price of the Common Stock (or other relevant capital stock or equity interest) on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock (or other relevant capital stock or equity interest) is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock (or other relevant capital stock or equity interest) is so listed or quoted, or if the Common Stock (or other relevant capital stock or equity interest) is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock (or other relevant capital stock or equity interest) in the over-the-counter market as reported by Pink OTC Markets Inc. or similar organization, or, if that bid price is not available, the market price of the Common Stock (or other relevant capital stock or equity interest) on that date as determined by a nationally recognized independent investment banking firm retained by the Corporation for this purpose.

For purposes of this Certificate of Determination, all references herein to the “Closing Price” and “last reported sale price” of the Common Stock (or other relevant capital stock or equity interest) on the Nasdaq Capital Market shall be such closing sale price and last reported sale price as reported on the website of the Nasdaq Stock Market Inc. (http://www.nasdaq.com) and as reported by Bloomberg Professional Service; provided that in the event that there is a discrepancy between the closing sale price or last reported sale price as reflected on the website of the Nasdaq Stock Market Inc. and as reported by Bloomberg Professional Service, the closing sale price and last reported sale price on the website of the Nasdaq Stock Market Inc. shall govern.

(g)           “Common Stock” has the meaning set forth in Section 2.

(h)           “Conversion Date” has the meaning set forth in Section 9(a).

(i)           “Conversion Price” means for each share of Series B Preferred Stock, $2.20, subject to adjustment or limitation as set forth herein.

(j)           “Corporation” means Giga-tronics Incorporated, a California corporation.

(k)           “Distribution Record Date” has the meaning set forth in Section 4(c).

(l)            “Effective Date” means the date on which shares of the Series B Preferred Stock are first issued.

(m)          “Exchange Property” has the meaning set forth in Section 11(a).

(n)           “Ex-Date”, when used with respect to any issuance or distribution, means the first date on which the Common Stock or other securities trade (or would trade) without the right to receive such issuance or distribution.

(o)           “Holder” means the Person in whose name the shares of the Series B Preferred Stock are registered.

(p)           “Junior Securities” has the meaning set forth in Section 2.

(q)           “Liquidation Preference” means, as to the Series B Preferred Stock, $231.00 per share (as appropriately and equitably adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Series B Preferred Stock).

(r)           “Parity Securities” has the meaning set forth in Section 2.

(s)           “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

(t)           “Reorganization Event” has the meaning set forth in Section 11(a).

(u)           “Series B Preferred Stock” has the meaning set forth in Section 1.

(v)           “Series B Purchase Price” means $220.00 per share of Series B Preferred Stock.

(w)           “Series B Voting Rate” means the quotient of (x) the Series B Purchase Price, divided by (y) the Applicable Conversion Price.

(x)           “Trading Day” means a day on which the shares of Common Stock:

(i) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and

(ii) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

(y)           “Twenty Day Trailing Closing Price Per Share” means, as of any date,  the average of the daily Closing Price per share of the Common Stock of each of the twenty consecutive Trading Days preceding such date.

Unless otherwise specified, section references in this Certificate of Determination are to the sections of this Certificate of Determination.

Section 4. Dividends and Distributions. (a) From and after the Effective Date, the Holders shall be entitled to receive, when, as and if declared by the Board or a duly authorized committee of the Board, out of funds legally available therefor, cash dividends of the type and in the amounts determined as set forth in Section 4(b) and no more.

(b) Subject to Section 4(a), if the Board or a duly authorized committee of the Board declares and pays a cash dividend in respect of Common Stock, then the Holders of the Series B Preferred Stock, shall be entitled to receive, on the same dates on which such cash dividend is declared or paid, as applicable, on the Common Stock, a cash dividend in an amount per share of Series B Preferred Stock equal to the product of (i) (A) before January 1, 2014, 110% and on and after such date, 100% of the per share dividend declared and paid in respect of each share of Common Stock and (ii) the number of shares of Common Stock into which such share of Series B Preferred Stock is then convertible.

 (c) If at any time full dividends payable pursuant to Section 4(b) on all outstanding shares of the Series B Preferred Stock have not been declared and paid, or declared and a sum sufficient for the payment of those dividends been set aside, the Corporation may not: (i) declare and pay or set aside for payment or declare and make or set aside for payment any distribution of assets on any Junior Securities (other than a dividend payable solely in Junior Securities); (ii) repurchase, redeem, or otherwise acquire for consideration, directly or indirectly, any Junior Securities (other than as a result of a reclassification of Junior Securities for or into other Junior Securities, or the exchange or conversion of one Junior Security for or into another Junior Security, and other than through the use of the proceeds of a substantially contemporaneous sale of other Junior Securities), nor shall any monies be paid to or made available for a sinking fund for the redemption of any Junior Securities by the Corporation; or (iii) repurchase, redeem, or otherwise acquire for consideration any Parity Securities otherwise than pursuant to offers to purchase all, or a pro rata portion (based on the full respective liquidating distributions to which the holders of the Series B Preferred Stock and such Parity Securities would be respectively entitled), of the Series B Preferred Stock and such Parity Securities, except by conversion into or exchange for Junior Securities. The foregoing limitations do not apply to purchases or acquisitions of Junior Securities pursuant to any employee or director incentive or benefit plan or arrangement (including any of the Corporation’s employment, severance, or consulting agreements) of the Corporation or of any of its subsidiaries adopted before or after the Effective Date.

(d) For so long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not distribute to the holders of shares of Common Stock any evidences of indebtedness, shares of capital stock, securities, cash or other assets of or relating to the Corporation or any subsidiary or business unit (excluding any dividend paid exclusively in cash, which shall be subject to Section 4(a), and any distribution solely of Common Stock and cash in lieu of fractional shares) unless the Corporation distributes to Holders of Series B Preferred Stock on the same dates or date on which such property is distributed to holders of the Common Stock, an amount or portion of such property that each Holder would be entitled to receive if the Holder’s shares of Series B Preferred Stock had converted to Common Stock as of such date.

(e) Each dividend or other distribution of property will be payable to Holders of record as they appear in the records of the Corporation at the close of business on the applicable record date, which shall be the same day as the record date for the payment of the corresponding dividends to the holders of shares of Common Stock (each, a “Distribution Record Date”).(f) If the applicable Conversion Date with respect to any share of Series B Preferred Stock is prior to any Distribution Record Date, the Holder of such share of Series B Preferred Stock will not have the right to receive any dividends or other distributions on the Series B Preferred Stock with respect to such Distribution Record Date. If the applicable Conversion Date with respect to any share of Series B Preferred Stock is after the Distribution Record Date for any declared dividend or other distribution and prior to the payment date for that dividend or distribution, the Holder thereof shall receive that dividend or distribution on the relevant payment date if such Holder was the Holder of record on the Distribution Record Date for that dividend.

Section 5. Liquidation. (a) In the event the Corporation voluntarily or involuntarily liquidates, dissolves or winds up, the Holders at the time shall be entitled to receive liquidating distributions out of assets legally available for distribution to the Corporation’s shareholders, before any distribution of assets is made to the holders of the Common Stock or any other Junior Securities, in an amount equal to the greater of (i) the Liquidation Preference per share of Series B Preferred Stock, plus an amount equal to any declared but unpaid dividends, whether or not declared, thereon to and including the date of such liquidation and (ii) the payment or distribution to which such Holders would be entitled if the Series B Preferred Stock were converted into Common Stock immediately before such liquidation, dissolution or winding-up. After payment of the full amount of such liquidation distribution, the Holders shall not be entitled to any further participation in any distribution of assets by the Corporation.

(b) In the event the assets of the Corporation available for distribution to shareholders upon any liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series B Preferred Stock and the corresponding amounts payable on any Parity Securities, the Holders and the holders of such Parity Securities shall share ratably in any distribution of assets of the Corporation in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

(c) The Corporation’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Corporation, or any similar business combination will not constitute its liquidation, dissolution or winding up for purposes of this Section 5.

Section 6. Maturity. The Series B Preferred Stock shall be perpetual unless converted in accordance with this Certificate of Determination.

Section 7. Redemptions.

(a) No Redemption. The Series B Preferred Stock may not be redeemed by the Corporation.

(b) No Sinking Fund. The Series B Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series B Preferred Stock will have no right to require redemption of any shares of Series B Preferred Stock.

Section 8. Conversion.

(a) Holder Optional Conversion. Each Holder shall have the right, at such Holder’s option, to convert all or any portion of such Holder’s shares of Series B Preferred Stock at any time into shares of Common Stock as set forth in Section 8(b) and Section 9 below.

 (b) Conversion Rate.  The number of shares of Common Stock into which a share of Series B Preferred Stock shall be convertible shall equal the quotient of (i) the Series B Purchase Price divided by (ii) the Applicable Conversion Price, rounded to the nearest ten thousandth of a share, provided that Holders shall receive cash in lieu of any fractional shares in accordance with Section 13 hereof.

Section 9. Conversion Procedures.

(a) Procedures for Optional Conversion.  A Holder may exercise the conversion rights specified in Section 8(a) by (i) transmitting (by facsimile or otherwise) to the Corporation at its principal office (or at such other office or agency of the Corporation as the Corporation may designate by notice in writing to the Holders) a duly executed irrevocable conversion notice specifying the number of shares of the Series B Preferred Stock to be converted, (ii) if the shares of Series B Preferred Stock to be converted are certificated, surrendering to a common carrier for delivery to the Corporation as soon as practicable following such date the certificates representing the shares being converted (or an indemnification undertaking described in Section 15(a) with respect to such shares in the case of their loss, theft or destruction) and (iii) if required, paying any required stock transfer, documentary, stamp or similar taxes which are not payable by the Corporation pursuant to Section 16(b).  Subject to the Holder’s compliance with the foregoing, a share of Series B Preferred Stock (or portion thereof) which such Holder has elected to convert shall be deemed to have been converted effective as of the close of business on the day of Holder’s conversion notice or, if such conversion notice is received after the close of business or on a day which is not a Business Day, as of the close of business on the next Business Day (the “Conversion Date”).

(b) Intentionally omitted.

(c) Effective as of the close of business on the applicable Conversion Date, with respect to any shares of Series B Preferred Stock which have been converted on such Conversion Date: (i) the rights of the Holder of such share(s) of Series B Preferred Stock (or portion thereof) as a Holder shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion thereof shall be treated for all purposes as the record holder or holders of the Common Stock into which such shares of Series B Preferred Stock have been converted at such time; and (ii) dividends shall no longer be declared on any such shares of Series B Preferred Stock and such shares of Series B Preferred Stock shall cease to be outstanding, in each case, subject to the right of the Holder to receive (w) shares of Common Stock issuable upon such conversion, (x) any declared and unpaid dividends on such share to the extent provided in Section 4(b), (y) any other property to be distributed pursuant to Section 4(d) and (z) any other payments to which such Holder is otherwise entitled pursuant to Section 8(c), Section 11 or Section 13 hereof, as applicable.

(d) Shares of Series B Preferred Stock duly converted in accordance with this Certificate of Determination, or otherwise reacquired by the Corporation, will resume the status of authorized and unissued shares of the Corporation’s Preferred Stock, undesignated as to series and available for future issuance. The Corporation may from time-to-time take such appropriate action as may be necessary to reduce the authorized number of shares of Series B Preferred Stock; provided that the Corporation shall not take any such action if such action would reduce the authorized number of shares of Series B Preferred Stock below the number of shares of Series B Preferred Stock then outstanding.

(e) The Person or Persons entitled to receive the shares of Common Stock and/or cash, securities or other property issuable upon conversion of Series B Preferred Stock shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or securities as of the close of business on the applicable Conversion Date with respect thereto. In the event that a Holder shall not by written notice designate the name in which shares of Common Stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Series B Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Corporation shall be entitled to register and deliver such shares, and make such payment, in the name of the Holder and in the manner shown on the records of the Corporation.

(f) On the applicable Conversion Date with respect to any share of Series B Preferred Stock, certificates representing shares of Common Stock (and/or cash, securities or other property) shall be issued and delivered to the Holder thereof or such Holder’s designee (or, at the Corporation’s option, such shares shall be registered in book-entry form) upon presentation and surrender of the certificate evidencing the Series B Preferred Stock to the Corporation and, if required, the furnishing of appropriate endorsements and transfer documents and the payment of all transfer and similar taxes.

Section 10. Anti-Dilution Adjustments.

(a) The Conversion Price shall be subject to the following adjustments:

(i) Stock Dividends and Distributions. If the Corporation pays dividends or other distributions on the Common Stock in shares of Common Stock, then the Conversion Price shall be adjusted such that the Conversion Price on and after the Ex-Date for such dividend or distribution will equal the product of (x) the Conversion Price in effect immediately prior to such Ex-Date, multiplied by (y) the following fraction:

OS0

OS1

Where,

OS0 =   the number of shares of Common Stock outstanding immediately prior to the Ex-Date for the applicable dividend or distribution, and

OS1 =   the sum of the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such dividend or distribution plus the total number of shares of Common Stock constituting such dividend or distribution.

For the purposes of this clause (i), the number of shares of Common Stock outstanding shall not include any shares which have been reacquired by the Corporation. If any dividend or distribution described in this clause (i) is declared but not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board publicly announces its decision not to make such dividend or distribution, to such Conversion Price that would be in effect if such dividend or distribution had not been declared.

(ii) Subdivisions, Splits and Combination of the Common Stock. If the Corporation subdivides, splits or combines the shares of Common Stock, then the Conversion Price shall be adjusted such that the Conversion Price on and after the effective time of such share subdivision, split or combination will equal the product of (x) the Conversion Price in effect immediately prior to the effective time of such share subdivision, split or combination, multiplied by (y) the following fraction:

OS0

OS1

Where,

OS0 =   the number of shares of Common Stock outstanding immediately prior to the effective time of the applicable share subdivision, split or combination, and

OS1 =   the number of shares of Common Stock outstanding immediately after the effective time of such share subdivision, split or combination.

For the purposes of this clause (ii), the number of shares of Common Stock outstanding shall not include any shares which have been reacquired by the Corporation. If any subdivision, split or combination described in this clause (ii) is announced but the shares of Common Stock are not subdivided, split or combined, the Conversion Price shall be readjusted, effective as of the date the Board publicly announces its decision not to subdivide, split or combine the outstanding shares of Common Stock, to such Conversion Price that would be in effect if such subdivision, split or combination had not been announced.

(iii) Rights Plans. To the extent that the Corporation has a rights plan in effect with respect to the Common Stock on the applicable Conversion Date, upon conversion of any shares of the Series B Preferred Stock, Holders will receive, in addition to the shares of Common Stock, the rights under the rights plan, unless, prior to the applicable Conversion Date, the rights have separated from the shares of Common Stock, in which case the Conversion Price will be adjusted at the time of separation as if the Corporation had made a distribution to all holders of the Common Stock as described in clause (iii) above, subject to readjustment in the event of the expiration or termination of such rights.

(b) (i) All adjustments to the Conversion Price shall be calculated to the nearest 1/10th of a cent. No adjustment in the Conversion Price shall be required if such adjustment would be less than $0.01; provided that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, further, that on the applicable Conversion Date adjustments to the Conversion Price will be made with respect to any such adjustment carried forward and which has not been taken into account before such date.

(ii) No adjustment to the Conversion Price shall be made if Holders participate in the transaction that would otherwise give rise to an adjustment as a result of holding the Series B Preferred Stock, without having to convert the Series B Preferred Stock, as if they held the full number of shares of Common Stock into which a share of the Series B Preferred Stock may then be converted.

(iii) The Applicable Conversion Price shall not be adjusted:

(A) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan;

(B) upon the issuance of any shares of Common Stock or rights or warrants to purchase those shares, or the purchase or repurchase of any Common Stock, pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Corporation or any of its subsidiaries;

(C) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Effective Date and not substantially amended thereafter;

(D) for a change in the par value or no par value of Common Stock; or

(E) for accrued but unpaid dividends on the Series B Preferred Stock.

(c) Whenever the Conversion Price is to be adjusted in accordance with Section 10(a), the Corporation shall: (i) compute the Conversion Price in accordance with Section 10(a) taking into account the $0.01 threshold set forth in Section 10(b)(i) hereof; (ii) as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Price pursuant to Section 10(a), taking into account the $0.01 threshold set forth in Section 10(b)(i) hereof (or if the Corporation is not aware of such occurrence, as soon as practicable after becoming so aware), provide, or cause to be provided, a written notice to the Holders of the occurrence of such event; and (iii) as soon as practicable following the determination of the revised Conversion Price in accordance with Section 10(a) hereof, provide, or cause to be provided, a written notice to the Holders setting forth in reasonable detail the method by which the adjustment to the Conversion Price was determined and setting forth the revised Conversion Price.

Section 11. Reorganization Events. (a) In the event that for so long as any shares of Series B Preferred Stock remains outstanding there occurs:

(i) any consolidation, merger or other similar business combination of the Corporation with or into another Person, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Corporation or another Person;

(ii) any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Corporation, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Corporation or another Person;

(iii) any reclassification of the Common Stock into securities including securities other than the Common Stock; or

(iv) any statutory exchange of the outstanding shares of Common Stock for securities of another Person (other than in connection with a merger or acquisition);

(any such event specified in this Section 11(a), a “Reorganization Event”); then each share of such Holder’s Series B Preferred Stock outstanding immediately prior to such Reorganization Event shall remain outstanding but shall thereafter automatically entitle the Holder to receive, upon conversion of such share of Series B Preferred Stock, the type and amount of securities, cash and other property receivable in such Reorganization Event by a holder (excluding the counterparty to the Reorganization Event or an Affiliate of such counterparty) of the number of shares of Common Stock obtained by dividing (x) the Liquidation Preference, plus all accrued but unpaid dividends, whether or not declared, up to, but excluding the effective date of the Reorganization Event, by (y) the Applicable Conversion Price as of such date (such securities, cash and other property, the “Exchange Property”).

(b) In the event that holders of the shares of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the consideration that the Holders are entitled to receive shall be deemed to be the types and amounts of consideration received by the majority of the holders of the shares of Common Stock that affirmatively make an election.

(c) The above provisions of this Section 11 shall similarly apply to successive Reorganization Events and the provisions of Section 10 shall apply to any shares of capital stock of the Corporation (or any successor) received by the holders of the Common Stock in any such Reorganization Event.

(d) The Corporation (or any successor) shall, within seven days of the consummation of any Reorganization Event, provide written notice to the Holders of such consummation of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 11.

(e) The Corporation shall not enter into any agreement for a transaction constituting a Reorganization Event unless such agreement provides for or does not interfere with or prevent (as applicable) conversion of the Series B Preferred Stock into the Exchange Property in a manner that is consistent with and gives effect to this Section 11.

Section 12. Voting Rights. (a) For each share of Series B Preferred Stock held as of an applicable record date, each Holder shall be entitled to a number of votes equal to the Series B Voting Rate (determined as of such record date) on any matter that is submitted to a vote or for the consent of the shareholders of the Corporation (including, without limitation, election of directors), and, except as otherwise required by law or as set forth herein, shall have voting rights and powers equal to the voting rights and powers of the Common Stock, shall be entitled to notice of any shareholders’ meeting in accordance with the Bylaws of the Corporation and shall be entitled to vote together with the holders of Common Stock voting as a single class with respect to any matter upon which holders of Common Stock have the right to vote.  The shares of Series B Preferred Stock shall also have those additional voting rights provided in Section 12(b) and those provided by applicable law.

(b) So long as any shares of Series B Preferred Stock are outstanding, the vote or consent of the Holders of a majority of the shares of Series B Preferred Stock at the time outstanding, voting as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating any of the following actions:

(i) any amendment, alteration or repeal (including by means of a merger, consolidation or otherwise) of any provision of the Corporation’s Articles of Incorporation (including this Certificate of Determination) or the Corporation’s Bylaws that would adversely affect the rights, preferences, privileges, and restrictions of the Series B Preferred Stock; or

(ii) [Intentionally omitted];

provided, that any increase in the amount of the authorized Preferred Stock of the Corporation or the creation and issuance, or an increase in the authorized or issued amount, of any Parity Securities or Junior Securities will not, in and of itself, be deemed to adversely affect the rights, preferences, privileges, and restrictions of the Series B Preferred Stock and Holders will have no right to vote under this provision solely by reason of such an increase, creation or issuance.

(c) Notwithstanding the foregoing, Holders shall not have any voting rights if, at or prior to the record date for the shareholder vote or consent to approve the act with respect to which such vote or consent would otherwise be required, all outstanding shares of Series B Preferred Stock shall have been converted into shares of Common Stock.

Section 13. Fractional Shares.

(a) No fractional shares of Common Stock will be issued as a result of any conversion of shares of Series B Preferred Stock.

(b) In lieu of any fractional share of Common Stock otherwise issuable in respect of any conversion pursuant to Section 8 hereof, the Corporation shall pay an amount in cash (computed to the nearest cent) equal to the same fraction of the Closing Price of the Common Stock on the applicable Conversion Date.

(c) If more than one share of the Series B Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series B Preferred Stock so surrendered.

Section 14. Reservation of Common Stock.

(a) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares acquired by the Corporation, solely for issuance upon the conversion of shares of Series B Preferred Stock as provided in this Certificate of Determination free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series B Preferred Stock then outstanding. For purposes of this Section 14(a), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series B Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(b) Notwithstanding the foregoing, the Corporation shall be entitled to deliver upon conversion of shares of Series B Preferred Stock, as herein provided, shares of Common Stock acquired by the Corporation (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such acquired shares are free and clear of all liens, charges, security interests or encumbrances.

(c) All shares of Common Stock delivered upon conversion of the Series B Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances.

(d) The Corporation hereby covenants and agrees that, if at any time the Common Stock shall be listed on the Nasdaq Capital Market or any other national securities exchange or automated quotation system, the Corporation will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all the Common Stock issuable upon conversion of the Series B Preferred Stock.

Section 15. Replacement Certificates.

(a) The Corporation shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Corporation of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Corporation.

(b) The Corporation shall not be required to issue any certificates representing the Series B Preferred Stock on or after the applicable Conversion Date. In place of the delivery of a replacement certificate following the applicable Conversion Date, the Corporation, upon delivery of the evidence and indemnity described in clause (a) above, shall deliver a certificate evidencing the shares of Common Stock into which the shares of Series B Preferred Stock formerly evidenced by the mutilated, destroyed, stolen or lost certificate have been converted.

Section 16. Miscellaneous.

(a) All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate of Determination) with postage prepaid, addressed: (i) if to the Corporation, to its office at 4650 Norris Canyon Road San Ramon, California 94583, Attention: President, or (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Corporation, or (iii) to such other address as the Corporation or any such Holder, as the case may be, shall have designated by notice similarly given.

(b) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series B Preferred Stock or shares of Common Stock or other securities issued on account of Series B Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series B Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series B Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

(c) All payments on the shares of Series B Preferred Stock shall be subject to withholding and backup withholding of tax to the extent required by applicable law, subject to applicable exemptions, and amounts withheld and remitted to the appropriate taxing authority, if any, shall be treated as received by the holders thereof.

(d) No share of Series B Preferred Stock shall have any rights of preemption whatsoever under this Certificate of Determination as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated issued or granted.

(e) The shares of Series B Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Articles of Incorporation or as provided by applicable law.

The undersigned declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Executed at San Ramon, California, on this ___________________, 2011.

Name: John Regazzi
Title: President and Chief Executive Officer

Name: Patrick Lawlor
Title: Chief Financial Officer and Vice President

EXHIBIT B

Form of Warrant

Exhibit B to
Securities Purchase Agreement

FORM OF

WARRANT TO PURCHASE COMMON STOCK

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO A REGISTRATION STATEMENT RELATING THERETO IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

WARRANT To Purchase
848,684 Shares of Common Stock of
GIGA-TRONICS INCORPORATED

Issue Date: ___________, 2011

1.           Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act; provided, however, that notwithstanding the foregoing, as used herein, no Purchaser shall be deemed an Affiliate of the Company or any Subsidiary, and none of the Company and its Subsidiaries shall be deemed an Affiliate of any Purchaser.

“Articles of Incorporation” means, with respect to any Person, its certificate or articles of incorporation, articles of association, or similar organizational document.

“Board” means the board of directors of the Company, including any duly authorized committee thereof.

“Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Company’s shareholders.

“business day” means any day except Saturday, Sunday and any day on which banking institutions in the State of California generally are authorized or required by law or other governmental actions to close.

“Capital Stock” means (A) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (B) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.

“Common Stock” means the Company’s common stock, no par value.

“Company” means Giga-tronics Incorporated, a California corporation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Exercise Price” means $3.30 per share, subject to adjustment as provided herein.

“Expiration Time” means 5:00 p.m., Pacific time on the day that is 30 months after the Shareholder Approval Date.

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the Board, acting in good faith.

“Holder” has the meaning set forth in Section 2.

“Issue Date” means the date identified as the issue date on the first page of this Warrant.

“Market Price” means, with respect to a particular security, on any given day, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid and ask prices regular way, in either case on the principal national securities exchange on which the applicable securities are listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization. “Market Price” shall be determined without reference to after hours or extended hours trading. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the Fair Market Value per share of such security. For the purposes of determining the Market Price of the Common Stock on the "trading day" preceding, on or following the occurrence of an event, (i) that trading day shall be deemed to commence immediately after the regular scheduled closing time of trading on the Nasdaq Stock Market or, if trading is closed at an earlier time, such earlier time and (ii) that trading day shall end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the Market Price is to be determined as of the last trading day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the Market Price would be determined by reference to such 4:00 p.m. closing price).

“Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

“Pro Rata Repurchases” means any purchase of shares of Common Stock by the Company or any Affiliate thereof pursuant to (A) any tender offer or exchange offer subject to Section 12(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder or (B) any other offer available to substantially all holders of Common Stock, in the case of both (A) or (B), whether for cash, shares of Capital Stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other Person or any other property (including, without limitation, shares of Capital Stock, other securities or evidences of indebtedness of a subsidiary), or any combination thereof, effected while this Warrant is outstanding. The “Effective Date” of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange by the Company under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Securities Purchase Agreement” means that Securities Purchase Agreement dated as of October 31, 2011, by and among the Company, Holder and the other purchasers named therein.

“Shareholder Approval” the shareholder approval necessary to approve the conversion of this Warrant into Common Stock for purposes of the Nasdaq Marketplace Rules, as contemplated by the Securities Purchase Agreement.

“Shareholder Approval Date” means the date that the Company has received the Shareholder Approval.

“Shares” means the shares of the Company’s  Common Stock that may be acquired under this Warrant.

“trading day” means (A) if the shares of Common Stock are not traded on any national or regional securities exchange or association or over-the-counter market, a business day or (B) if the shares of Common Stock are traded on any national or regional securities exchange or association or over-the-counter market, a business day on which such relevant exchange or quotation system is scheduled to be open for business and on which the shares of Common Stock (i) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market for any period or periods aggregating one half hour or longer; and (ii) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the shares of Common Stock.

“Warrant” means this Warrant, which is issued pursuant to the Securities Purchase Agreement.

2.           Number of Shares; Exercise Price. This certifies that, for value received, Alara Capital AVI II, LLC, a Delaware limited liability company, or its permitted assigns (the “Holder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, including but not limited to the Company’s receipt of Shareholder Approval, to acquire from the Company, in whole or in part, up to an aggregate of 848,684 shares of Common Stock, at a purchase price per share of Common Stock equal to the Exercise Price. The number of Shares and the Exercise Price are subject to adjustment as provided herein, and all references to “Common Stock,” “Shares” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.

3.           Exercise of Warrant; Term.

(A)           Subject to Section 2, the right to purchase the Shares represented by this Warrant is exercisable, in whole or in part by the Holder, at any time or from time to time after the Shareholder Approval Date, but in no event later than the Expiration Time, by (A) the surrender of this Warrant and Notice of Exercise annexed hereto, duly completed and executed on behalf of the Holder, at the principal executive office of the Company located at the address set forth in Section 19(a) hereto (or such other office or agency of the Company in the United States as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), and (B) payment of the Exercise Price for the Shares thereby purchased by tendering in cash or by wire transfer of immediately available funds to an account designated by the Company. If the Holder does not exercise this Warrant in its entirety, the Holder will be entitled to receive from the Company within a reasonable time, and in any event not exceeding three business days, a new warrant in substantially identical form for the purchase of that number of Shares equal to the difference between the number of Shares subject to this Warrant and the number of Shares as to which this Warrant is so exercised.

(B)           If at any time from and after the Shareholder Approval Date until the Expiration Time, there is no effective registration statement under the Securities Act of 1933, as amended, or no current prospectus covering the resale of the Shares, then, this Warrant may be exercised at such time by means of a “cashless exercise,” whereupon the surrender of this Warrant and Notice of Exercise annexed hereto, duly completed and executed on behalf of the Holder, at the principal executive office of the Company located at the address set forth in Section 19(a) hereto (or such other office or agency of the Company in the United States as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), the Company will issue the number of Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = Market Price of the Common Stock on the last trading day preceding the date of exercise;

(B) = the Exercise Price; and

(X) = the number of Shares for which this Warrant is being exercised.

(C)           To the extent permitted by applicable laws and regulations, the Company’s obligations to issue and deliver Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or entity or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other person or entity of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person or entity, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Shares. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Shares upon exercise of this Warrant as required pursuant to the terms hereof.

4.           Issuance of Shares; Authorization. Certificates for Shares issued upon exercise of this Warrant will be issued in the name of Holder or and will be delivered to Holder or such named Person or Persons within a reasonable time after the date on which this Warrant has been duly exercised in accordance with the terms of this Warrant. The Company hereby represents and warrants that any Shares issued upon the exercise of this Warrant in accordance with the provisions of Section 3 will be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by the Holder, income and franchise taxes incurred in connection with the exercise of the Warrant or taxes in respect of any transfer occurring contemporaneously therewith). The Company agrees that the Shares so issued will be deemed to have been issued to the Holder as of the close of business on the date on which this Warrant and payment of the Exercise Price are delivered to the Company in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Shares may not be actually delivered on such date. The Company will at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of providing for the exercise of this Warrant, the aggregate number of shares of Common Stock then issuable upon exercise of this Warrant at any time. The Company will use reasonable best efforts to ensure that the Shares may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Shares are listed or traded, if any.  Upon agreement of the Company and Holder, in lieu of issuing certificates evidencing Shares, the Company shall cause its transfer agent to issue such Shares in book-entry form.

5.           No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon any exercise of this Warrant. In lieu of any fractional Share to which the Holder would otherwise be entitled, the Holder shall be entitled to receive a cash payment equal to the Market Price of the Common Stock on the last trading day preceding the date of exercise less the pro-rated Exercise Price for such fractional share.

6.           No Rights as Shareholder. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the date of exercise hereof.

7.           Charges, Taxes and Expenses. Issuance of certificates for Shares to the Holder upon the exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company.

8.           Transfer/Assignment.  This Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Company by the registered holder hereof in person or by duly authorized attorney to any Affiliate of such registered holder, and a new warrant shall be made and delivered by the Company, of the same tenor and date as this Warrant but registered in the name of one or more transferees, upon surrender of this Warrant, duly endorsed, to the office or agency of the Company described in Section 3. All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 8 shall be paid by the Company.

9.           Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Holder to the Company, for a new warrant or warrants of like tenor and representing the right to purchase the same aggregate number of Shares. The Company shall maintain a registry showing the name and address of the Holder as the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

10.           Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of a bond, indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Shares as provided for in such lost, stolen, destroyed or mutilated Warrant.

11.           Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then such action may be taken or such right may be exercised on the next succeeding day that is a business day.

12.           Adjustments and Other Rights. The Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows; provided, that if more than one subsection of this Section 12 is applicable to a single event, the subsection shall be applied that produces the largest adjustment and no single event shall cause an adjustment under more than one subsection of this Section 12 so as to result in duplication:

(A)           Stock Splits, Subdivisions, Reclassifications or Combinations. If the Company shall (i) declare and pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, then, in each such case, the number of Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Holder after such date shall be entitled to purchase the number of shares of Common Stock which such Holder would have owned or been entitled to receive in respect of the shares of Common Stock subject to this Warrant after such date had this Warrant been exercised immediately prior to such date. In such event, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment and (2) the Exercise Price in effect immediately prior to the record or effective date, as the case may be, for the dividend, distribution, subdivision, combination or reclassification giving rise to this adjustment by (y) the new number of Shares issuable upon exercise of the Warrant determined pursuant to the immediately preceding sentence.

(B)           Certain Repurchases of Common Stock. If the Company effects a Pro Rata Repurchase of Common Stock, then, in each such case, the Exercise Price shall be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to the Effective Date of such Pro Rata Repurchase by a fraction of which the numerator shall be (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase and (y) the Market Price of a share of Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase, minus (ii) the aggregate purchase price of the Pro Rata Repurchase, and of which the denominator shall be the product of (i) the number of shares of Common Stock outstanding immediately prior to such Pro Rata Repurchase minus the number of shares of Common Stock so repurchased and (ii) the Market Price per share of Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase. In such event, the number of shares of Common Stock issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the Pro Rata Repurchase giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence. Notwithstanding anything in this Section 12(B) to the contrary, in no event shall any adjustment be made pursuant to this Section 12(B) which would result in an increase to the Exercise Price or a decrease in the number of Shares issuable upon exercise of this Warrant.

(C)           Business Combinations. In the event of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 12(A)), then, in each such case, the Holder’s right to receive Shares upon exercise of this Warrant shall be converted into the right to receive upon exercise of this Warrant the number of shares of stock or other securities or property (including cash) which the Common Stock issuable (at the time of such Business Combination or reclassification) upon exercise of this Warrant immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification; and in each such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Holder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to the Holder’s right to exercise this Warrant in exchange for any shares of stock or other securities or property pursuant to this paragraph. In determining the kind and amount of stock, securities or the property receivable upon exercise of this Warrant following the consummation of such Business Combination, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the consideration that the Holder shall be entitled to receive upon exercise shall be deemed to be the types and amounts of consideration received by the majority of all holders of the shares of Common Stock that affirmatively make an election (or of all such holders if none make an election).

(D)           Rounding of Calculations; Minimum Adjustments. All calculations under this Section 12 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. Any provision of this Section 12 to the contrary notwithstanding, no adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or 1/10th of a share of Common Stock, or more.

(E)           Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this Section 12 shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder of this Warrant exercised after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Holder any amount of cash in lieu of a fractional share of Common Stock; provided, however, that the Company upon request shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

(F)           Other Events. For so long as the Holder holds this Warrant or any portion thereof, if any event occurs as to which the provisions of this Section 12 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board, fairly and adequately protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions, then the Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board, to protect such purchase rights as aforesaid. The Exercise Price or the number of Shares into which this Warrant is exercisable shall not be adjusted in the event of a change in the par value of the Common Stock or a change in the jurisdiction of incorporation of the Company.

(G)           Statement Regarding Adjustments. Whenever the Exercise Price or the number of Shares into which this Warrant is exercisable shall be adjusted as provided in Section 12, the Company shall forthwith file at the principal office of the Company a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the number of Shares into which this Warrant shall be exercisable after such adjustment, and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each Holder at the address appearing in the Company’s records.

(H)           Notice of Adjustment Event. In the event that the Company shall propose to take any action of the type described in this Section 12 (but only if the action of the type described in this Section 12 would result in an adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable or a change in the type of securities or property to be delivered upon exercise of this Warrant), the Company shall give notice to the Holder, in the manner set forth in Section 12(G), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(I)           Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 12, the Company shall take any action which may be necessary, including obtaining regulatory and other applicable national securities exchange or shareholder approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock that the Holder is entitled to receive upon exercise of this Warrant pursuant to this Section 12.

(J)           Adjustment Rules. Any adjustments pursuant to this Section 12 shall be made successively whenever an event referred to herein shall occur.

13.           No Impairment. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder.

14.           Governing Law. This Warrant will be governed by and construed in accordance with the law of the State of California applicable to contracts made and to be performed entirely within such State.  Each of the Company and the Holder agrees (a) to submit to the exclusive jurisdiction and venue of the state and federal courts in the State of California for any civil action, suit or proceeding arising out of or relating to this Warrant or the transactions contemplated hereby, and (b) that notice may be served upon the Company at the address in Section 18 below and upon the Holder at the address for the Holder set forth in the registry maintained by the Company pursuant to Section 9 hereof. To the extent permitted by applicable law, each of the Company and the Holder hereby unconditionally waives trial by jury in any civil legal action or proceeding relating to the Warrant or the transactions contemplated hereby or thereby.

15.           Binding Effect. This Warrant shall be binding upon any successors or assigns of the Company.

16.           Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the Holder.

17.           Prohibited Actions. The Company agrees that it will not take any action which would entitle the Holder to an adjustment of the Exercise Price if the total number of shares of Common Stock issuable after such action upon exercise of this Warrant, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon the exercise of all outstanding options, warrants, conversion and other rights, would exceed the total number of shares of Common Stock then authorized by its Articles of Incorporation.

18.           Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, (or on the first business day after transmission by facsimile) be, in writing by the Company or such Holder from time to time as follows:

(a)  if to the Company, at:

Giga-tronics Incorporated
4650 Norris Canyon Road
San Ramon, California 94583
Attn: John Regazzi, President and Chief Executive Officer

(b)  if to Holder, at the addressed indicated below Holder’s signature.

or to such other representative or at such other address of a party as such party hereto may furnish to the other parties in writing in accordance with this Section 10.

19.           Entire Agreement. This Warrant and the form attached hereto and the Securities Purchase Agreement contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by a duly authorized officer.

“COMPANY”

GIGA-TRONICS INCORPORATED

By:
Name:	John Regazzi
Title:	President and Chief Executive Officer

“HOLDER”		Holder’s Address for Notice:

ALARA CAPITAL AVI II, LLC, a Delaware limited liability company		1045 First Avenue
King of Prussia, PA 19046

By:
Name:	Darren C. Wallis
Title:	Managing Member

Warrant Effective Date:

[Form of Notice of Exercise]

Date:

TO:  Giga-tronics Incorporated

RE: Election to Purchase Common Stock

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of shares of the Common Stock set forth below covered by such Warrant. The undersigned, in accordance with Section 3 of the Warrant, hereby agrees to pay the aggregate Exercise Price for such shares of Common Stock in the manner set forth below. A new warrant evidencing the remaining shares of Common Stock covered by such Warrant, but not yet subscribed for and purchased, if any, should be issued in the name set forth below.

Number of Shares of Common Stock

Method of Payment of Exercise Price:

Aggregate Exercise Price:

Holder:

By:

Name:

Title:

EXHIBIT C

Form of Investor Rights Agreement

Investor rights agreement

This Investor Rights Agreement (this “Agreement”) is made and entered into as of _______, 2011, by and among Giga-tronics Incorporated, a corporation organized in the State of California (the “Company”), and the purchasers signatory hereto (each a “Purchaser” and collectively, the “Purchasers”).

This Agreement is made pursuant to the Securities Purchase Agreement, dated as of the date hereof, between the Company and each Purchaser, relating to the potential purchase of shares of Preferred Stock (the “Purchase Agreement”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each of the Purchasers agree as follows:

1.           Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act; provided, however, that notwithstanding the foregoing, as used herein, no Purchaser shall be deemed an Affiliate of the Company or any Subsidiary, and none of the Company and its Subsidiaries shall be deemed an Affiliate of any Purchaser.

“Agreement” has the meaning set forth in the preamble.

“Blue Sky Filing” has the meaning set forth in Section 6(a).

“Board” has the meaning set forth in Section 12(a).

“Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in the State of California or City of New York are authorized or required by law to remain closed.

“Claims” has the meaning set forth in Section 6(a).

“Commission” means the United States Securities and Exchange Commission.

“Common Shares” means those shares of the Common Stock issuable upon conversion of the Preferred Stock purchased by the Purchasers from the Company under the Purchase Agreement and those shares of Common Stock issuable upon exercise of the Warrants issued by the Company to the Purchasers pursuant to the Purchase Agreement.

“Common Stock” means the Company’s common stock, no par value.

“Company” has the meaning set forth in the preamble and includes the Company’s successors by merger, acquisition, reorganization or otherwise.

“Company Indemnified Party” has the meaning set forth in Section 6(b).

“Effective Date” means the date a Registration Statement is declared effective by the Commission.

“Effectiveness Deadline” means the date that is 60 days after the date of the Filing Deadline or, if the Commission staff reviews or provides comments on the applicable Registration Statement, 90 days after the date of the Filing Deadline.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Filing Deadline” means the date that is 180 days after the Closing (as defined in the Purchase Agreement).

“Grace Period” has the meaning set forth in Section 3(j).

“Indemnified Damages” has the meaning set forth in Section 6(a).

“Initial Registration Statement” has the meaning set forth in Section 2(a).

“Legal Counsel” has the meaning set forth in Section 3(c).

“New Registration Statement” has the meaning set forth in Section 2(a).

 “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, incorporated or unincorporated association, joint stock company, joint venture, sole proprietorship, government (or an agency or subdivision thereof), governmental authority or other entity of any kind.

“Preferred Stock” means the Company’s Series B Convertible Voting Perpetual Preferred Stock.

“Prospectus” means the prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Purchase Agreement” has the meaning set forth in the recitals.

“Purchaser” has the meaning set forth in the preamble and includes any transferee or assignee thereof to whom a Purchaser assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 8 and any transferee or assignee thereof to whom a transferee or assignee assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with  Section 8.

“Purchaser Indemnified Party” has the meaning set forth in Section 6(a).

“register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the Securities Act and pursuant to Rule 415 and the declaration or ordering of effectiveness of such Registration Statement(s) by the Commission.

“Registrable Securities” means all of the Common Shares and any securities issued or distributed or issuable in respect thereof by way of a stock split, dividend or other distribution or in connection with a combination of shares, recapitalization, merger consolidation or other reorganization or similar event with respect to the Common Shares; provided, that Common Shares shall cease to be Registrable Securities upon the earliest to occur of the following: (A) a sale pursuant to a Registration Statement or Rule 144 (in which case, only such security sold shall cease to be a Registrable Security); (B) if such Common Shares have ceased to be outstanding; or (C) if such Common Shares have been sold in a private transaction in which the Purchaser’s rights under this Agreement have not been assigned to the transferee.

“Registration Period” has the meaning set forth in Section 3(a).

“Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act covering the Registrable Securities.

“Required Holders” means the holders of at least 50% of the Registrable Securities.

“Rule 144” means Rule 144 under the Securities Act as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 under the Securities Act as such Rule may be amended from time to time, or any successor rule providing for offering securities on a continuous or delayed basis.

“Rule 424” means Rule 424 under the Securities Act as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Guidance” means any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any holder of Registrable Securities, except for the fees and disbursements of counsel for the holders of Registrable Securities required to be paid by the Company pursuant to Section 5.

“Suspension Notice” has the meaning set forth in Section 4(c).

“Underwritten Offering” means a registration in which Registrable Securities are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

“Violations” has the meaning set forth in Section 6(a).

“Warrants” means those warrants issued by the Company and purchased by the Purchasers pursuant to the Purchase Agreement.

2.           Registration.

a.           The Company agrees to file with the Commission a Registration Statement under the Securities Act on Form S-3, no later than the Filing Deadline, covering the offer and resale of all of the Registrable Securities on a continuous basis pursuant to Rule 415 (the “Initial Registration Statement”).  The Company shall use commercially reasonable efforts to have the Registration Statement declared effective by the Commission as soon as practicable, but in no event later than the Effectiveness Deadline. Notwithstanding the registration obligations set forth in the preceding sentences of this Section 2(a), if, in response to its filing of the Initial Registration Statement, the Company receives a Commission comment that all of the Registrable Securities cannot be registered for resale on the Initial Registration Statement, then the Company shall promptly inform each of the Purchasers thereof and, upon the written request of the Required Holders, either (i) file amendments to the Initial Registration Statement, or (ii) withdraw the Initial Registration Statement and file a new registration statement (a “New Registration Statement”), in either case covering the maximum number of Registrable Securities consistent with such Commission comment, and, as promptly as practicable thereafter, taking into account such Commission comment, file a Registration Statement covering the balance of the Registrable Securities; provided, in no event shall the Company be required to file a registration statement on Form S-1 or equivalent long-form registration statement.  In no event shall the Company include any securities other than Registrable Securities on any Registration Statement under this Section 2 without the prior written consent of the Required Holders.

b.           Ineligibility for Form S-3. The Initial Registration Statement shall be on Form S-3.  In the event that Form S-3 is at any time not available for the registration of the resale of Registrable Securities, the Company shall undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of any Registration Statement then in effect until such time as a new Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the Commission.

c.           Effectiveness.  The Company shall cause any Registration Statement filed under Section 2 to be declared effective under the Securities Act as promptly as possible after the filing thereof.

d.           Allocation of Registrable Securities; Cut Back. The initial number of Registrable Securities included in any Registration Statement and any increase in the number of Registrable Securities included therein shall be allocated pro rata among the Purchasers according to the total amount of securities entitled to be included therein owned by each Purchaser or in such other proportions as shall mutually be agreed to by such Purchasers.  In the event all of the Registrable Securities cannot be included in a Registration Statement under this Section 2 for any reason, then the Company, unless otherwise prohibited by the Commission, shall cause the Registrable Securities of the Purchasers to be included in such Registration Statement to be reduced pro rata based on the number of Registrable Securities held by all of the Purchasers.

e.           Underwritten Offering.

(i)           If the holders of not less than a majority of any class of Registrable Securities included in any offering pursuant to a Registration Statement filed pursuant to Section 2 so elect, such offering shall be in the form of an Underwritten Offering and the Company, if necessary, shall amend or supplement such Registration Statement for such purpose.  The holders of a majority of the class of Registrable Securities included in such Underwritten Offering shall, after consulting with the Company, have the right to select the managing underwriter or underwriters for the offering.

(ii)           In the case of an Underwritten Offering pursuant to Section 2.e(i), the Company shall cause the senior executive officers of the Company to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter in any such Underwritten Offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto (provided, that such activities shall not unreasonably interfere with the duties of such officers in the ordinary course of the Company’s business).

(iii)           In the case of an Underwritten Offering pursuant to Section 2.e(i), the Company shall cooperate with the selling holders of Registrable Securities and the managing underwriter, underwriters or agent, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends.

3.           Registration Procedures. At such time as the Company is obligated to file a Registration Statement with the Commission pursuant to Section 2, the Company will use reasonable best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

a.           The Company shall keep each Registration Statement effective pursuant to Rule 415 at all times from its effective time until the earlier of (i) the date as of which the Common Stock covered by such Registration Statement cease to be Registrable Securities or (ii) the date on which each Purchaser shall have sold all of the Registrable Securities covered by such Registration Statement (the “Registration Period”). The Company shall ensure that each Registration Statement (including any amendments or supplements thereto and Prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of Prospectuses, in the light of the circumstances in which they were made) not misleading.

b.           The Company shall prepare and file with the Commission such amendments and supplements to a Registration Statement and the Prospectus used in connection with such Registration Statement, which Prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-Q, Form 10-K or any analogous report under the Exchange Act, the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the Commission on the same day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement.

c.           The Purchasers shall have the right to select one legal counsel to review and oversee any registration pursuant to this Agreement (“Legal Counsel”), as designated by the Required Holders. The Company and Legal Counsel shall reasonably cooperate with each other in performing the Company’s obligations under this Agreement.  The Company shall (A) permit Legal Counsel to review and comment upon (i) a Registration Statement at least five (5) Business Days prior to its filing with the Commission and (ii) all amendments and supplements to all Registration Statements (except for Annual Reports on Form 10-K, and Reports on Form 10-Q and any similar or successor reports) within a reasonable number of days prior to their filing with the Commission, and (B) not file any Registration Statement or amendment or supplement thereto in a form to which Legal Counsel reasonably objects. The Company shall not submit a request for acceleration of the effectiveness of a Registration Statement or any amendment or supplement thereto without the prior approval of Legal Counsel, which consent shall not be unreasonably withheld. The Company shall furnish to Legal Counsel, without charge, (i) copies of any correspondence from the Commission or the staff of the Commission to the Company or its representatives relating to any Registration Statement, (ii) promptly after the same is prepared and filed with the Commission, one copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by the Purchasers, and all exhibits and (iii) upon the effectiveness of any Registration Statement, one copy of the Prospectus included in such Registration Statement and all amendments and supplements thereto. The Company shall reasonably cooperate with Legal Counsel in performing the Company’s obligations pursuant to this Section 3.

d.           The Company shall furnish to the Purchasers, without charge, (i) promptly after the same is prepared and filed with the Commission, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by the Purchasers, all exhibits and each preliminary Prospectus, (ii) upon the effectiveness of any Registration Statement, ten (10) copies of the Prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as the Purchasers may reasonably request) and (iii) such other documents, including copies of any preliminary or final Prospectus, as the Purchasers may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by the Purchasers.

e.           The Company shall (i) register and qualify, unless an exemption from registration and qualification applies, the resale by Purchasers of the Registrable Securities covered by a Registration Statement under such other securities or “blue sky” laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify Legal Counsel and Purchasers of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

f.           The Company shall notify Legal Counsel and Purchasers in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the Prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and, subject to Section 3(l), promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to Legal Counsel and Purchasers (or such other number of copies as Legal Counsel or Purchasers may reasonably request). The Company shall also promptly notify Legal Counsel and Purchasers in writing (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel and Purchasers by facsimile on the same day of such effectiveness and by overnight mail), (ii) of any request by the Commission for amendments or supplements to a Registration Statement or related Prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

g.           The Company shall use commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify Legal Counsel and Purchasers of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

h.           The Company shall hold in confidence and not make any disclosure of information concerning the Purchasers provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning a Purchaser is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to the Purchaser and allow such Purchaser, at the Purchaser’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

i.           If requested by a Purchaser, the Company shall (i) as soon as practicable incorporate in a Prospectus supplement or post-effective amendment such information as the Purchaser reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as practicable make all required filings of such Prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment; and (iii) as soon as practicable, supplement or make amendments to any Registration Statement if reasonably requested by a Purchaser holding any Registrable Securities.

j.           Notwithstanding anything to the contrary herein, at any time after the Effective Date, the Company may delay the disclosure of material, non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company and its counsel, in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required (a “Grace Period”); provided, that the Company shall promptly (i) notify the Purchasers in writing of the existence of material, non-public information giving rise to a Grace Period (provided that in each notice the Company will not disclose the content of such material, non-public information to the Purchasers) and the date on which the Grace Period will begin, and (ii) notify the Purchasers in writing of the date on which the Grace Period ends; and, provided further, that no Grace Period shall exceed sixty (60) consecutive days and during any three hundred sixty five (365) day period such Grace Periods shall not exceed an aggregate of one hundred twenty (120) days and the first day of any Grace Period must be at least two (2) trading days after the last day of any prior Grace Period. For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Purchasers receive the notice referred to in clause (i) and shall end on and include the later of the date the Purchasers receive the notice referred to in clause (ii) and the date referred to in such notice. The provisions of Section 3(g) hereof shall not be applicable during the period of any Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 3(f) with respect to the information giving rise thereto unless such material, non-public information is no longer applicable. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of a Purchaser in connection with any sale of Registrable Securities with respect to which such Purchaser has entered into a contract for sale, and delivered a copy of the Prospectus included as part of the applicable Registration Statement (unless an exemption from such prospectus delivery requirements exists), prior to the Purchaser’s receipt of the notice of a Grace Period and for which the Purchaser has not yet settled.

4.           Obligations of the Purchasers Relating to Registration.

a.           At least ten Business Days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Purchaser in writing of the information the company requires from such Purchaser if such Purchaser elects to have any of such Purchaser’s Registrable Securities included in such Registration Statement.  It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a Purchaser that such Purchaser shall furnish to the Company, not later than five Business Days after the date of the Company’s notice, such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the effectiveness of the registration of such Purchaser’s Registrable Securities.

b.           Each Purchaser, by such Purchaser’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Purchaser has notified the Company in writing of such Purchaser’s election to exclude all of such Purchaser’s Registrable Securities from such Registration Statement.

c.           Each Purchaser agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of Section 3(f) (each a “Suspension Notice”), such Purchaser will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Purchaser’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(g) or the first sentence of Section 3(f) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of a Purchaser in accordance with the terms of the Purchase Agreement in connection with any sale of Registrable Securities with respect to which such Purchaser has entered into a contract for sale prior to such Purchaser’s receipt of a notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of Section 3(f) and for which such Purchaser has not yet settled.  In any event, the Company shall not be entitled to deliver more than one Suspension Notice in any one year.

d.           Each Purchaser covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to the Registration Statement.

5.           Expenses of Registration. All expenses, other than Selling Expenses, with respect to the registration and disposition of Registrable Securities including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company and reasonable fees (which shall be proportional and reasonable in relation to the market value of the Registrable Securities being registered) of one counsel for the Purchasers, who shall be selected by the Required Holders shall be paid by the Company. All Selling Expenses relating to Registrable Securities registered pursuant to this Agreement shall be borne and paid by the holders of such Registrable Securities, in proportion to the number of Registrable Securities registered for each such holder.

6.           Indemnification.  In the event any Registrable Securities are included in a Registration Statement under this Agreement:

a.           To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Purchaser, the directors, officers, managers, members, partners, employees, agents, representatives of, and each Person, if any, who controls each Purchaser within the meaning of the Securities Act or the Exchange Act (each, an “Purchaser Indemnified Party”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, attorneys’ fees, amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the Commission, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any amendment thereof or supplement thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus or free writing prospectus (as defined in Rule 405 under the Securities Act), or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation of this Agreement (the matters in the foregoing clauses (i) through (iii) being, collectively, “Violations”). Subject to Section 6(c), the Company shall reimburse the Purchaser Indemnified Parties, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): shall not apply to a Claim (a) arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Purchaser Indemnified Party expressly for use in any Prospectus or supplement thereto or the omission or alleged omission in such written information to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if such Prospectus or supplement thereto was timely made available by the Company pursuant to Section 3(d); (b) to the extent such Claim is based on a failure of such Purchaser Indemnified Party to deliver or to cause to be delivered the Prospectus made available by the Company, including a corrected Prospectus, if such Prospectus or corrected Prospectus was timely made available by the Company pursuant to Section 3(d); (c) in which amounts are paid in settlement of any Claim and such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed; (d) in which such Purchaser Indemnified Party fails to cease all offers and sales of Registrable Securities in accordance with Section 4(c) herein, to the extent such Claim is based on such failure; and (e) arising out of or based solely upon a breach by such Purchaser Indemnified Party of such Purchaser Indemnified Party’s obligations set forth herein.  This indemnity shall be in addition to any liability the Company may otherwise have.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Purchaser Indemnified Party and shall survive the transfer of the Registrable Securities by the Purchasers pursuant to Section 8.

b.           In connection with any Registration Statement in which any Purchaser is participating, to the fullest extent permitted by law, such Purchaser agrees to severally and not jointly indemnify, hold harmless and defend the Company and each of its directors, officers, employees, agents and representatives and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each, an “Company Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any amendment thereof or supplement thereto or in any filing made in connection with a Blue Sky Filing, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus or free writing prospectus (as defined in Rule 405 under the Securities Act), or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading, in each case to the extent, and only to the extent, that such untrue statement or omission of a material fact is contained in any written information furnished to the Company by such Purchaser expressly for use in connection with such Registration Statement; and, subject to Section 6(c), such Purchaser will reimburse any legal or other expenses reasonably incurred by an Company Indemnified Party in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Purchaser, which consent shall not be unreasonably withheld or delayed and provided further, that the obligation to indemnify shall be limited to the net proceeds (after underwriting fees, commissions or discounts) actually received by such holder from the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Company Indemnified Party and shall survive the transfer of the Registrable Securities by the Purchasers pursuant to Section 8.

c.           Promptly after receipt by an Purchaser Indemnified Party or Company Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Purchaser Indemnified Party or Company Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Purchaser Indemnified Party or the Company Indemnified Party, as the case may be; provided, however, that an Purchaser Indemnified Party or Company Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Purchaser Indemnified Party or Company Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Purchaser Indemnified Party or Company Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Purchaser Indemnified Party or Company Indemnified Party and any other party represented by such counsel in such proceeding. In the case of an Purchaser Indemnified Party, legal counsel referred to in the immediately preceding sentence shall be selected by the Required Holders. The Company Indemnified Party or Purchaser Indemnified Party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Company Indemnified Party or Purchaser Indemnified Party which relates to such action or Claim. The indemnifying party shall keep the Company Indemnified Party or Purchaser Indemnified Party reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Company Indemnified Party or Purchaser Indemnified Party, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Company Indemnified Party or Purchaser Indemnified Party of a release from all liability in respect to such Claim or litigation, and such settlement shall not include any admission as to fault on the part of the Company Indemnified Party. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Company Indemnified Party or Purchaser Indemnified Party with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Purchaser Indemnified Party or Company Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

d.           The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

e.           The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Company Indemnified Party or Purchaser Indemnified Party against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7.           Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein.

8.           Assignment of Registration Rights. The registration rights provided pursuant to Sections 2 through 10 of this Agreement shall be assignable in full or in part by the Purchaser to any transferee of such Purchaser’s Registrable Securities if: (i) the Purchaser agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, contemporaneous with such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the Registrable Securities with respect to which such registration rights are being transferred or assigned; and (iii) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein.

9.           Amendment. Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Holders.  Any amendment or waiver effected in accordance with this Section 9 shall be binding upon each Purchaser and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities.

10.           Preservation of Rights.   Except with the prior consent of the Required Holders, the Company shall not, for so long as there are Registrable Securities, (a) grant any registration rights to third parties which are inconsistent with the rights granted hereunder, or (b) enter into any agreement, take any action, or permit any change to occur, with respect to its securities that violates or subordinates the rights expressly granted to the holders of Registrable Securities in this Agreement.

11.           Rule 144 Compliance.   With a view to making available to the holders of Registrable Securities the benefits of Rule 144 under the Securities Act and any other rule or regulation of the Commission that may at any time permit a holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3 (or any successor form), the Company shall:

a.            make and keep public information available, as those terms are understood and defined in Rule 144 at all times; and

b.           use its commercially reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

12.           Board Rights.

a.           The Company and the Purchasers acknowledge and agree that (i) prior to the date hereof, Purchasers have submitted to the board of directors of the Company (the “Board”) the names of two director candidates and such information as the Company has reasonably requested with respect to such director candidates’ qualifications, experience and suitability to become a member of the Board, and (ii) the Board and the nominating committee of the Board have reviewed such information and approved the qualifications, experience and suitability of such director candidates.

b.           The Company shall increase the number of directors constituting the entire Board within the range authorized by the Bylaws of the Company from five to seven and, effective upon Closing under the Purchase Agreement, appoint the Purchasers’ two director candidates to the Board to fill the vacancies created by the increase in the number of directors constituting the entire Board, and hereby represents to the Purchasers that the Board has adopted resolutions authorizing and approving such actions.

c.           The Company shall cause the Purchasers’ two director candidates to be included in the Board’s slate of nominees for election for election at the Company’s 2012 annual meeting of shareholders; shall recommend in the proxy statements for such shareholder meeting that shareholders cast their votes in favor of the election of the Purchasers’ two director candidates; shall use its reasonable best efforts to solicit proxies for the election of the Purchasers’ two director candidates, which efforts shall include, if necessary or appropriate, the services of a third-party proxy solicitor; and shall cause its proxy holders to use the discretionary voting authority to vote shares of Common Stock for the election of the Purchasers’ two director candidates.  The Company shall provide the Purchasers with reasonable opportunity to review and comment upon the preliminary and definitive proxy statement for the annual meetings and any additional proxy materials prior to filing such statements and materials with the Commission.

d.           Purchaser’s rights under this Section 12 are not assignable or transferable except to an Affiliate of the Purchaser to which Registrable Securities are assigned or transferred.  Purchaser’s rights to have its two director candidates nominated for election under this Section 12 are enforceable only to the extent consistent with applicable rules of The NASDAQ Stock Market LLC or other Trading Market (as defined in the Purchase Agreement) regarding the proportionality of the voting power maintained by an investor to the number of director candidates which such investor is entitled to have nominated for election, in relation to the full number of directors on the board (subject to rounding up in accordance with applicable rules).

13.           Future Financings.

a.           If the Company proposes to offer and sell any equity securities, the Company shall provide Purchasers the opportunity to participate in such offer and sale on at least a pro rata basis, such that the ratio of shares of Common Stock held by and issuable upon conversion of Preferred Stock held by Purchaser upon completion of such offer and sale to the total outstanding shares of Common Stock upon completion of such offer and sale is not less than such ratio before completion of such offer and sale.  This right of first refusal is subject to the conditions in subsections 13.b and 13.c below.

b.           The Company shall keep Purchasers reasonably informed on an on-going basis of its plans to such offer and sale any equity securities and shall give Purchasers at least ten Business Days prior notice of formal commencement of any such offer.  The Company shall be free to sell all equity securities subject to any offer to any third party investor unless Purchaser has given the Company written notice of its intent to participate in such offer and sale within five Business Days after the Company gives Purchaser formal written notice of such offer and sale.  Purchaser shall give the Company written notice as promptly as possible of its intent not to participate or participate in full or in part in any offer and sale, and the Company and Purchaser shall otherwise cooperate with each other, so that the Company’s efforts to raise capital through an offer and sale of equity securities are not unduly impeded by Purchaser’s rights under this Section 13.

c.           Purchasers’ rights under this Section 13 shall not be applicable to (i) shares of Common Stock issued by reason of a dividend, stock split, split-up or other pro rata distribution on shares of Common Stock; (ii) shares of Common Stock issued or deemed issued to employees or directors of, or consultants to, the Company or any of its subsidiaries pursuant to a plan, agreement, or arrangement approved by the Board and the shareholders of the Company; (iii) the issuance of securities pursuant to the conversion, exercise, or exchange of derivative securities outstanding on the date hereof; or (iv) the issuance of securities in connection with a bona fide business acquisition by the Company, whether by merger, consolidation, purchase of assets, exchange of stock, or otherwise.

d.           Purchaser’s rights under this Section 13 are not assignable or transferable except to an Affiliate of the Purchaser to which Registrable Securities are assigned or transferred, and shall terminate two years after the Closing under the Purchase Agreement.

14.           Voting Agreement.

a.           Subject to Section 14(d) below, each Purchaser hereby agrees to vote its shares of Preferred Stock (the “Series B Shares”), or provide its written consent with respect thereto, on any matter as to which the shares Series B Shares may be voted or as to which a consent is required or requested in respect of the Series B Shares (each, a “Matter”), as follows:

(i)           For purposes of the separate class vote of the Series B Shares required under the California Corporations Code, including any Matter that is a “reorganization,” as defined in the California Corporations Code, each Purchaser shall vote its Series B Shares, in such separate class vote, either (i) for the Matter, if the shares of Common Stock and Series B Shares voting together as a single class approve such Matter by the requisite vote, or (ii) against the Matter, if the shares of Common Stock and Series B Shares voting together as a single class fail to approve such Matter by the requisite vote; and

(ii)           When voting together with the Common Stock as a single class, each Purchaser shall vote its Series B Shares in its sole discretion.

b.           Except as provided below, until such time as this Agreement shall terminate, all certificates representing the Series B Shares shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF AN INVESTOR RIGHTS AGREEMENT.  THE INVESTOR RIGHTS AGREEMENT LIMITS THE VOTING RIGHTS OF THE HOLDER OF THESE SECURITIES IN CONNECTION WITH THE APPROVAL OF CERTAIN CORPORATE REORGANIZATIONS.  ANY TRANSFEREE OF THESE SECURITIES TAKES SUBJECT TO THE TERMS OF SUCH AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

Such legend may be removed as to any Series B Shares which have been converted into shares of Common Stock.
c.           Upon execution, a copy of this Agreement and any extension or amendment thereof shall be filed with the Secretary of the Company and during the term of this agreement shall be open to inspection by a shareholder of the Company or its agent, upon the same terms as the records of shareholders of the Company are open to inspection.

d.           Notwithstanding the foregoing, the obligations of the Purchasers under this Section 14 shall terminate upon the earliest to occur of (i) the dissolution of the Company; (ii) the termination of this Agreement pursuant to its terms; and (iii) the conversion of all of the Series B Shares into shares of Common Stock.  For avoidance of doubt, shares of Common Stock issued upon conversion of any Series B Shares (whether or not other Series B Shares remain outstanding) shall not be subject to this Section 14.

15.           Miscellaneous.

a.           A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities.

b.           Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally, (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party), so long as such facsimile is followed by mail delivery of the same information contained in such facsimile, or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

If to the Company:               Giga-tronics Incorporated
4650 Norris Canyon Road
San Ramon, California 94583
Attn: John Regazzi
Email: jregazzi@gigatronics.com

If to a Purchaser, to the address set forth underneath such Purchaser’s name on the signature page hereto.

Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, or (B) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, or receipt from a nationally recognized overnight delivery service in accordance with clause (i) or (iii) above, respectively.

c.           Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

d.           All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of California.

e.           This Agreement and the instruments referenced herein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the instruments referenced herein supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

f.           Subject to the requirements of Section 8, and except as provided in Section 12, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

g.           The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

h.           This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

i.           Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

j.           All consents and other determinations required to be made by any Purchaser pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by the Required Holders.

k.           The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

l.           This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

m.           As used herein, “Dollar”, “US Dollar” and “$” each mean the lawful money of the United States.

n.           The parties acknowledge that it would be impossible to fix money damages for violations of this Agreement and that such violations will cause irreparable injury for which an adequate remedy at law is not available.  The parties hereby agree that any party hereto may, in its sole discretion, apply to any California Court for specific performance or similar relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation thereof and, to the extent permitted by applicable law, each party waives any objection or defense to the imposition of such relief (including in the case of the voting agreement in Section 14, any defenses to enforceability of voting agreements in accordance with their terms).  Nothing herein shall be construed to prohibit any party from bringing any action for damages in addition to an action for specific performance or an injunction for a breach of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first written above.

GIGA-TRONICS INCORPORATE

By:

Name
Title

[Signature page to Investor Rights Agreement]

    IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first written above.

NAME OF PURCHASER

Alara Capital AVI II, LLC, a Delaware limited liability company

AUTHORIZED SIGNATORY

By:
Name
Title

ADDRESS FOR NOTICE

c/o:

Street:

City/State/Zip:

Attention:

Tel:

Fax:

Email:

2

EXHIBIT D-1

ACCREDITED INVESTOR QUESTIONNAIRE

(ALL INFORMATION WILL BE TREATED CONFIDENTIALLY)

To:           GIGA-TRONICS INCORPORATED

This Investor Questionnaire (“Questionnaire”) must be completed by each potential investor in connection with the offer and sale of shares of Series B Convertible Voting Perpetual Preferred Stock (the “Preferred Shares”) of Giga-tronics Incorporated, a corporation organized in the State of California (the “Corporation”), a warrant (the “Warrant”) to purchase shares of common stock, no par value of the Company (“Common Shares”, and Preferred Shares, the Warrant and the Common Shares issuable upon conversion of the Preferred Shares or exercise of the Warrant collectively, the “Purchased Securities”).  The Purchased Securities are being offered and sold by the Corporation without registration under the Securities Act of 1933, as amended (the “Securities Act”), and the securities laws of certain states, in reliance on the exemptions contained in Section 4(2) of the Securities Act and on Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.  The Corporation must determine that a potential investor meets certain suitability requirements before offering or selling Purchased Securities to such investor.  The purpose of this Questionnaire is to assure the Corporation that each investor will meet the applicable suitability requirements.  The information supplied by you will be used in determining whether you meet such criteria, and reliance upon the private offering exemptions from registration is based in part on the information herein supplied.

This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy any security.  Your answers will be kept strictly confidential.  However, by signing this Questionnaire, you will be authorizing the Corporation to provide a completed copy of this Questionnaire to such parties as the Corporation deems appropriate in order to ensure that the offer and sale of the Purchased Securities will not result in a violation of the Securities Act or the securities laws of any state and that you otherwise satisfy the suitability standards applicable to purchasers of the Purchased Securities.  All potential investors must answer all applicable questions and complete, date and sign this Questionnaire.  Please print or type your responses and attach additional sheets of paper if necessary to complete your answers to any item.

PART A.                      BACKGROUND INFORMATION

Name of Beneficial Owner of the Company Securities:_______________________________________

Business Address:_________________________________________________________________
(Number and Street)

________________________________________________________________________________
(City)                                           (State)                                                                (Zip Code)

Telephone Number: (___) ________________________

If a corporation, partnership, limited liability company, trust or other entity:

Type of entity:___________________________________________________________

Were you formed for the purpose of investing in the securities being offered?

Yes ____                      No ____

If an individual:

Residence Address:_______________________________________________________
(Number and Street)

______________________________________________________________________
(City)                                           (State)                                                                (Zip Code)

Telephone Number: (___)________________________

Age: __________                                Citizenship: ____________                                 Where registered to vote: _______________

Set forth in the space provided below the state(s), if any, in the United States in which you maintained your residence during the past two years and the dates during which you resided in each state:

Are you a director or executive officer of the Corporation?

Yes ____                      No ____

Social Security or Taxpayer Identification No._______________________________

PART B.                ACCREDITED INVESTOR QUESTIONNAIRE

In order for the Company to offer and sell the Purchased Securities in conformance with state and federal securities laws, the following information must be obtained regarding your investor status. Please initial each category applicable to you as Purchaser of the Purchased Securities.

__ (1)
A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

__ (2)	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;

__ (3)	An insurance company as defined in Section 2(13) of the Securities Act;

__ (4)	An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act;

__ (5)	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

__ (6)
A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

__ (7)
An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

__ (8)	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

__ (9)
An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Preferred Shares, with total assets in excess of $5,000,000;

__ (10)
A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Preferred Shares, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company;

___(11)
A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000, excluding the value of the primary residence of such natural person;

___(12)
A natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with that person’s spouse in excess of $300,000, in each of those years, and has a reasonable expectation of reaching the same income level in the current year;

___(13)	An executive officer or director of the Corporation;

___(14)
An entity in which all of the equity owners qualify under any of the above subparagraphs. If the undersigned belongs to this investor category only, list the equity owners of the undersigned, and the investor category which each such equity owner satisfies.

A.           FOR EXECUTION BY AN INDIVIDUAL:

____________	By _____________________________
Date
Print Name:__________________________

B.           FOR EXECUTION BY AN ENTITY:

Entity Name:_______________________________________

____________	By _____________________________
Date
Print Name:__________________________
Title:_______________________________

C.	ADDITIONAL SIGNATURES (if required by partnership, corporation or trust document):

Entity Name:_______________________________________

____________	By _____________________________
Date
Print Name:__________________________
Title:_______________________________

Entity Name:_______________________________________

____________	By _____________________________
Date
Print Name:__________________________
Title:_______________________________

EXHIBIT D-2

Stock Certificate Questionnaire

Pursuant to Section 2.2(b) of the Agreement, please provide us with the following information:

1.	The exact name that the Preferred Shares and the Warrant are to be registered in (this is the name that will appear on the stock certificate(s)). You may use a nominee name if appropriate:
2.	The relationship between the Purchaser of the Purchased Securities and the Registered Holder listed in response to Item 1 above:
3.	The mailing address, telephone and telecopy number of the Registered Holder listed in response to Item 1 above:

4.	The Tax Identification Number (or, if an individual, the Social Security Number) of the Registered Holder listed in response to Item 1 above:
5.	The name, mailing address and telephone number of the person or entity to whom Certificates for the Preferred Shares and the Warrant should be delivered

EXHIBIT E

Form of Secretary’s Certificate

The undersigned hereby certifies that he is the duly elected, qualified and acting Secretary of Giga-tronics Incorporated, a corporation organized in the State of California (the “Company”), and that as such he is authorized to execute and deliver this certificate in the name and on behalf of the Company and in connection with the Securities Purchase Agreement, dated as of ______________, by and among the Company and the investors party thereto (the “Securities Purchase Agreement”), and further certifies in his official capacity, in the name and on behalf of the Company, the items set forth below.  Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Securities Purchase Agreement.

1.
Attached hereto as Exhibit A is a true, correct and complete copy of the resolutions duly adopted by the Board of Directors of the Company at a meeting held on [•], _____.  Such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect.

2.
[The Company’s Restated Articles of Incorporation, as amended, and Bylaws were filed as Exhibits to the Company’s Form ___________ filed with the SEC on ______________.  Such Articles of Incorporation and Bylaws, as amended and restated, constitute true, correct and complete copies of the Articles of Incorporation and Bylaws, as amended and restated, as in effect on the date hereof.][Update to include Certificate of Determination.]

3.
Each person listed below has been duly elected or appointed to the position(s) indicated opposite his name and is duly authorized to sign the Securities Purchase Agreement and each of the other Transaction Documents on behalf of the Company, and the signature appearing opposite such person’s name below is such person’s genuine signature.

Name	Position	Signature
John Regazzi	President and Chief Executive Officer	_________________________
Patrick Lawlor	Chief Financial Officer	_________________________
______________	Secretary

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IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of this ___ day of ____, 2011.

_______________________________________
Secretary

I, Patrick Lawlor, Chief Financial Officer, hereby certify that ___________________ is the duly elected, qualified and acting Secretary of the Company and that the signature set forth above is his true signature.

______________________________ Patrick Lawlor
Chief Financial Officer

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EXHIBIT F

Form of Officer’s Certificate

The undersigned, the Chief Financial Officer of Giga-tronics Incorporated, a corporation organized in the State of California (the “Company”), pursuant to Section 2.2(a) of the Securities Purchase Agreement, dated as of _____________, 2011 by and among the Company and the investors signatory thereto (the “Securities Purchase Agreement”), hereby represents, warrants and certifies as follows (capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Securities Purchase Agreement):

1.
The representations and warranties of the Company contained in the Securities Purchase Agreement are true and correct as of the date when made and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date.

2.
The Company has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

IN WITNESS WHEREOF, the undersigned has executed this certificate this ___ day of _______, 2011.

___________________________
Patrick Lawlor
Chief Financial Officer

EXHIBIT G

Form of Opinion of Company Counsel

1.           Each of the Company and Microsource, Inc. is a corporation validly existing and in good standing under the laws of the State of California.

2.           The Company has all requisite corporate power (i) to execute, deliver and perform the Transaction Documents, (ii) to issue, sell and deliver the Preferred Shares, the Warrant, and, upon conversion of the Preferred Shares or exercise of the Warrant, the Conversion Shares and Warrant Shares pursuant to the Transaction Documents and (iii) to perform its obligations under the Transaction Documents.

3.           All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization, execution and delivery by the Company of the Transaction Documents, the authorization, issuance, sale and delivery of the Preferred Shares, the Warrant, the Conversion Shares and the Warrant Shares, and the consummation by the Company of the transactions contemplated by the Transaction Documents has been duly taken, except for the Common Stock Approval.  The Transaction Documents have been duly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except that (a) such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights in general and (b) the remedies of specific performance and injunctive and other forms of injunctive relief may be subject to equitable defenses.

4.           The issuance of the Preferred Shares has been duly and validly authorized by the Company and when issued and paid for in accordance with the terms of the Agreement, the Common Shares will be validly issued, fully paid and nonassessable and free of preemptive or similar rights under the [Charter Documents] and those agreements listed on Schedule A to this opinion letter.  The Warrant which is being issued on the date hereof pursuant to the Agreement has been duly authorized and validly issued and free of preemptive or similar rights under the [Charter Documents] and those agreements listed on Schedule A to this opinion letter.  The Conversion Shares have been duly and validly authorized and reserved for issuance, and when issued upon the conversion of the Preferred Shares in accordance with the terms of the Certificate of Determination, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights under the [Charter Documents] and those agreements listed on Schedule A to this opinion letter.  The Warrant Shares have been duly and validly authorized and reserved for issuance, and when issued upon the exercise of the Warrant in accordance with the terms therein, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights under the [Charter Documents] and those agreements listed on Schedule A to this opinion letter.

5.           The execution, delivery and performance by the Company of the Transaction Documents will not result in any violation of (A) the provisions of the articles of incorporation or bylaws of the Company, (B) to our knowledge, any judgment, order or decree of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of its or their properties or assets, or (C) any indenture, mortgage, deed of trust, bank loan, credit agreement or other evidence of indebtedness, license, lease, contract or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of its or their properties or assets may be bound or affected and which is listed on Schedule A to this opinion letter.

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6.           Assuming the accuracy of representations and warranties of the Purchaser in the Agreement, the offer and sale of the Preferred Shares, Warrant, Conversion Shares and Warrant Shares to the Purchaser pursuant to, and in accordance with, the Transaction Documents do not require registration under the Securities Act of 1933, as amended.

7.           The Company is not required to obtain any consent, approval, license or exemption by, or order or authorization of, or to make any filing, recording or registration with, any governmental authority pursuant to the law of the State of California or United States federal law in connection with the execution and delivery by the Company of the Transaction Documents or the performance by it of its obligations to be performed thereunder other than those that have been obtained or made and other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Rights Agreement, (ii) filings required by applicable state securities laws, (iii) the filing of a Notice of Exempt Offering of Securities on Form D with the Commission under Regulation D of the Securities Act, and (iv) the filings of notification forms for listing of additional shares and for the change in the number of shares outstanding with The NASDAQ Stock Market LLC.

8.           The Company is not, and after the consummation of the transactions contemplated by the Transaction Documents shall not be, an investment company within the meaning of the Investment Company Act of 1940, as amended.

__________________

We confirm that we are not representing the Company in any pending litigation in which it is a named defendant that challenges the validity or enforceability of, or seeks to enjoin the performance of, the Transaction Documents.

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EXHIBIT H

Form of Voting Agreement

___________________, 2011

Alara Capital AVI II, LLC
1045 First Avenue
King of Prussia, PA  19046
Attention: Darren C. Wallis, Managing Member

Ladies and Gentlemen:

Giga-tronics Incorporated (the “Company”) and Alara Capital AVI II, LLC (“Purchaser”) are entering into a Securities Purchase Agreement dated as of the date hereof (the “Agreement”).  As a condition to its execution and delivery to the Company of the Agreement, Purchaser is requiring that directors and executive officers of the Company execute and deliver to Purchaser this letter agreement.

Pursuant to the Agreement and the related transaction documents, and subject to the terms and conditions set forth therein, among other things: (a) Purchaser will receive a warrant to purchase shares of common stock of the Company, the exercise of which is subject to the approval of the shareholders of the Company for purposes of Listing Rule 5635 of The NASDAQ Stock Market LLC (the “Exercise Proposal”); and (b) the board of directors of the Company will nominate two director candidates selected by Purchaser for election to the board of directors of the Company at the Company’s 2012 annual meeting of shareholders (the “Election Proposal”).

Intending to be legally bound hereby, I irrevocably agree and represent as follows:

1.           I agree to be present (in person or by proxy) at all meetings of shareholders of the Company called to vote for approval of the Exercise Proposal and/or the Election Proposal so that all shares of the Company common stock held by me and/or over which I exercise sole or shared voting power, excluding any such shares for which I act as a fiduciary, other than those which are held in IRAs for my benefit, (“Covered Shares”) will be counted for the purpose of determining the presence of a quorum at such meetings, and to vote or cause the Covered Shares to be voted for approval of the Exercise Proposal and the Election Proposal, as applicable.

2.           I hereby revoke any and all previous proxies granted with respect to the Covered Shares and grant to the Managing Member of Purchaser a proxy to vote the Covered Shares as indicated in paragraph 1 above, which proxy will be irrevocable and coupled with an interest, and I agree to take such further actions and execute such other instruments as may be necessary to effectuate the intent of this proxy, provided that this proxy will expire automatically and without further action upon termination of this letter agreement.

3.           I understand that this letter agreement does not prevent me from exercising options or converting other convertible securities to acquire shares of Company common stock that I may properly exercise or convert, and that any shares of Company common stock issued upon the exercise of any of my options or upon the conversion of any of my convertible securities will be Covered Shares subject to this letter agreement.

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4.           Through the earlier of (a) the receipt of the requisite approval of the Exercise Proposal and the Election Proposal by the shareholders of the Company or (b) the termination of the Agreement pursuant to its terms, I agree not to offer, sell, transfer or otherwise dispose of, or to permit the offer, sale, transfer or other disposition of, any Covered Shares; provided, however, that I may make a bona fide gift or transfer of Covered Shares for estate planning or similar purposes prior to that date, provided that the recipient agrees to vote such Covered Shares for the approval of the Exercise Proposal and the Election Proposal and agrees, in writing, to be bound by all the terms hereof as if an original signatory hereto.

5.           Purchaser recognizes that, with respect to any Covered Shares which have been pledged to a third party, I may not be able to control the voting or disposition of such Covered Shares if contrary to the terms of such pledge, and that any act or failure to act on my part which is required by such pledge shall not be deemed a violation hereof.

6.           I agree that irreparable damage would occur in the event that any of the provisions of this letter agreement were not performed in accordance with their specific terms and agree that Purchaser is entitled to an injunction or injunctions to prevent breaches of this letter agreement by me and to enforce specifically the terms and provisions hereof, this being in addition to any other available remedy.

7.           I represent that I have the capacity to enter into this letter agreement and that it is a valid and binding obligation enforceable against me in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors’ rights and general equitable principles.

The agreements contained in this letter agreement shall apply to me solely in my capacity as a shareholder of the Company, and no agreement contained in this Letter Agreement shall apply to me in my capacity as a director, officer or employee of the Company or in any other fiduciary capacity.  In addition, nothing contained in this letter agreement shall be deemed to apply to, or limit in any manner, my obligations to comply with my fiduciary duties as an officer or director, as applicable, of the Company.

Nothing herein shall be deemed to vest in Purchaser any direct or indirect ownership or incidence of ownership of or with respect to any shares of common stock of the Company.

This letter agreement shall be effective upon acceptance by Purchaser.

This letter agreement shall terminate concurrently with, and automatically upon, any termination of the Agreement in accordance with its terms, except that any such termination shall be without prejudice to Purchaser’s rights arising out of any willful breach of any covenant or representation contained herein.
Very truly yours,

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Witness

[Printed Name]

This letter agreement is hereby accepted
as of ______________, 2011, by:

Alara Capital AVI II, LLC

By:___________________________
Name: Darren C. Wallis
Title: Managing Member

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